Exhibit 10.1

EXECUTION VERSION

STERIS plc

$50,000,000 3.93% Senior Notes, Series A-1, due February 27, 2027

€60,000,000 1.86% Senior Notes, Series A-2, due February 27, 2027

$45,000,000 4.03% Senior Notes, Series A-3, due February 27, 2029

€20,000,000 2.04% Senior Notes, Series A-4, due February 27, 2029

£45,000,000 3.04% Senior Notes, Series A-5, due February 27, 2029

€19,000,000 2.30% Senior Notes, Series A-6, due February 27, 2032

£30,000,000 3.17% Senior Notes, Series A-7, due February 27, 2032

NOTE PURCHASE AGREEMENT

Dated as of January 23, 2017

TABLE OF CONTENTS

(Not a part of the Agreement)

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SCHEDULE A	—	Information Relating to Initial Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Organization and Ownership of Shares of Material Subsidiaries

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.8	—	Litigation, Observance of Statutes and Orders

SCHEDULE 5.11	—	License, Permits, Etc.

SCHEDULE 5.14	—	Use of Proceeds

SCHEDULE 5.15	—	Existing Debt

SCHEDULE 8.6	—	Swap Agreements

SCHEDULE 9.10	—	Affiliate Transactions

EXHIBIT 1-A	—	Form of 3.93% Senior Notes, Series A-1, due February 27, 2027

EXHIBIT 1-B	—	Form of 1.86% Senior Notes, Series A-2, due February 27, 2027

EXHIBIT 1-C	—	Form of 4.03% Senior Notes, Series A-3, due February 27, 2029

EXHIBIT 1-D	—	Form of 2.04% Senior Notes, Series A-4, due February 27, 2029

EXHIBIT 1-E	—	Form of 3.04% Senior Notes, Series A-5, due February 27, 2029

EXHIBIT 1-F	—	Form of 2.30% Senior Notes, Series A-6, due February 27, 2032

EXHIBIT 1-G	—	Form of 3.17% Senior Notes, Series A-7, due February 27, 2032

EXHIBIT 1.5	—	Form of Supplemental Note

EXHIBIT 2.2(a)	—	Form of Affiliate Guaranty

EXHIBIT 2.3	—	Form of Supplemental Note Purchase Agreement

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel to the Company and the Guarantors

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers

EXHIBIT QPP	—	Form of QPP Certificate

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STERIS plc

5960 Heisley Road

Mentor, Ohio 44060-1834

$50,000,000 3.93% Senior Notes, Series A-1, due February 27, 2027

€60,000,000 1.86% Senior Notes, Series A-2, due February 27, 2027

$45,000,000 4.03% Senior Notes, Series A-3, due February 27, 2029

€20,000,000 2.04% Senior Notes, Series A-4, due February 27, 2029

£45,000,000 3.04% Senior Notes, Series A-5, due February 27, 2029

€19,000,000 2.30% Senior Notes, Series A-6, due February 27, 2032

£30,000,000 3.17% Senior Notes, Series A-7, due February 27, 2032

Dated as of January 23, 2017

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

STERIS plc, a public limited company organized under the laws of England and Wales (the “Company”), agrees with each of the Initial Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

Section 1.1.    Series A Notes. The Company will authorize the issuance and sale of:

(a)    $50,000,000 aggregate principal amount of its 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”);

(b)    €60,000,000 aggregate principal amount of its 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”);

(c)    $45,000,000 aggregate principal amount of its 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”);

(d)    €20,000,000 aggregate principal amount of its 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”);

(e)    £45,000,000 aggregate principal amount of its 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”);

(f)    €19,000,000 aggregate principal amount of its 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”); and

(g)    £30,000,000 aggregate principal amount of its 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; the Series A-1 Notes, the Series A-2 Notes, the Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes, the

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Series A-6 Notes and the Series A-7 Notes are hereinafter referred to as the “Series A Notes”).

The Series A Notes shall be substantially in the form set out in Exhibit 1-A, 1-B, 1-C, 1-D, 1-E, 1-F and 1-G, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Note Purchase Agreement (this “Agreement”) are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2.    Subsequent Series. Subsequent Series of promissory notes (collectively, the “Supplemental Notes”) may be issued pursuant to Supplemental Note Purchase Agreements as provided in Section 2.3 in an aggregate principal amount not to exceed $200,000,000 (and/or an equivalent amount in Euros and/or Pounds Sterling, as reasonably determined by the Company based on the exchange rates of such other currencies) and: (a) shall be sequentially identified as “Series B Notes”, “Series C Notes”, “Series D Notes” et seq. and may consist of more than one different and separate tranches, but all such different and separate tranches of the same Series shall constitute one Series, (b) shall be in the aggregate principal amount of not less than $25,000,000 per each such series (and/or an equivalent amount in Euros and/or Pounds Sterling, as reasonably determined by the Company based on the exchange rates of such other currencies), (c) shall be dated the date of such Supplemental Note Purchase Agreement, (d) shall bear interest from such date at the rate per annum to be determined as of such date, (e) shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the stated rate plus 2%, (f) shall be subject to required amortization, if any, and optional prepayments, and (g) shall be expressed to mature on the stated maturity date, all as set forth in the Supplemental Note Purchase Agreement relating thereto and shall otherwise be substantially in the form attached hereto as Exhibit 1.2; provided, no Supplemental Notes shall be issued if at the time of issuance thereof and after giving effect to the application of proceeds therefor, any Default or Event of Default shall have occurred and be continuing. The Series A Notes and the Supplemental Notes are herein sometimes collectively referred to as the “Notes” and individually as a “Note.” As used herein, the term “Notes” shall include, without limitation, each Note delivered pursuant to this Agreement and any other Supplemental Note Purchase Agreement at the Closing and/or at any Supplemental Closing and each Note delivered in substitution or exchange for any such Note pursuant hereto.

SECTION 2.	SALE AND PURCHASE OF NOTES; SUBSEQUENT SALES.

Section 2.1.    Initial Sale of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Initial Closing provided for in Section 3, Series A Notes in the principal amount and of the tranche specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers named in Schedule A hereto are herein sometimes collectively referred to as the “Initial Purchasers.” The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. Without limiting the foregoing, the Company understands and agrees that each

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Purchaser’s commitment to purchase the Series A Notes as herein contemplated does not constitute a commitment, obligation or indication of interest to purchase any Supplemental Notes.

Section 2.2.    Guarantees. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Affiliates of the Company that (i) are obligors under the Bank Credit Agreement or a Material Credit Facility or (ii) guarantee the obligations of the obligors under the Bank Credit Agreement or such Material Credit Facility (together with any additional Affiliate who delivers a guaranty pursuant to Section 9.7, the “Guarantors”) pursuant to the guaranty agreement substantially in the form of Exhibit 2.2(a) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Affiliate Guaranty”).

(b)    Any instruments, documents and agreements pursuant to which the Company or any Subsidiary agrees to grant Liens in favor of a collateral agent (the “Collateral Agent”) for the benefit of the holders of Notes are hereinafter referred to as the “Collateral Documents.” The Collateral Documents and the Affiliate Guaranty are hereinafter collectively referred to as the “Security Documents.”

(c)    [Reserved].

(d)    If at any time the Company or any Affiliate shall grant to any one or more of the Creditors security of any kind or provide any one or more of the Creditors with additional guaranties or other credit support of any kind pursuant to the requirements of a Material Credit Facility, then the Company or such Affiliate shall grant to the holders of the Notes the same security or guaranty so that the holders of the Notes shall at all times be secured on an equal and pro rata basis with such Creditors. All such additional guaranties or security shall be given to the holders of the Notes pursuant to Section 9.7 or 9.8, as applicable, of this Agreement.

(e)    The holders of the Notes agree that the obligations of any Affiliate under the Affiliate Guaranty and the Liens of the Collateral Documents in respect of all or any part of the collateral therein described shall be automatically released and discharged without the necessity of further action on the part of the holders of the Notes if, and to the extent, (i) the corresponding guaranty or Lien given pursuant to the terms of any Material Credit Facility is released, (ii) such Affiliate is no longer, if applicable, a borrower or issuer under any Material Credit Facility and (iii) no Default or Event of Default shall have occurred and then be continuing or result therefrom (or should any Default or Event of Default then exist or result, at such later time as any such Default or Event of Default shall cease to exist or result therefrom), provided that in the event the Company or any Affiliate shall again become obligated under or with respect to the previously discharged Affiliate Guaranty or Material Credit Facility, or again grant the discharged Lien, as the case may be, pursuant to the terms and provisions of the relevant Material Credit Facility, then the Lien granted by the Company or its Subsidiaries under a Collateral Document or the obligations of such Affiliate under the Affiliate Guaranty, as the case may be, shall be reinstated and any release thereof previously given shall be deemed null and void, and such Affiliate Guaranty shall again benefit the holders of the Notes on an equal and pro

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rata basis. Any release by the holders of the Notes under this Section 2.2(e) shall be deemed to have occurred concurrently with the release and discharge under the Material Credit Facilities. Further, any reinstatement of an Affiliate Guaranty or Lien pursuant to the terms hereof shall comply with the terms of Sections 9.7 and 9.8 hereof. The Company shall promptly notify the holders of the Notes of any release of an Affiliate Guaranty pursuant to this Section 2.2(e) and shall deliver evidence of any release or discharge of a guaranty or Lien in customary form.

Section 2.3.    Subsequent Sales. At any time, and from time to time, the Company and one or more Eligible Purchasers may enter into an agreement substantially in the form of the Supplemental Note Purchase Agreement attached hereto as Exhibit 2.3 (a “Supplemental Note Purchase Agreement”) in which the Company shall agree to sell to each such Eligible Purchaser named on the Supplemental Purchaser Schedule attached thereto (collectively, the “Supplemental Purchasers”) and, subject to the terms and conditions herein and therein set forth, each such Supplemental Purchaser shall agree to purchase from the Company the aggregate principal amount of the Series of Supplemental Notes (which series shall be at least $25,000,000 (and/or an equivalent amount in Euros and/or Pounds Sterling, as reasonably determined by the Company based on the exchange rates of such other currencies) and may consist of more than one different and separate tranches, but all such different and separate tranches of the same Series shall constitute one Series) described in such Supplemental Note Purchase Agreement and set opposite such Supplemental Purchaser’s name in the Supplemental Purchaser Schedule attached thereto at the price and otherwise under the terms set forth in such Supplemental Note Purchase Agreement. The sale of the Supplemental Notes of the Series described in such Supplemental Note Purchase Agreement will take place at the location, date and time set forth therein at a closing (a “Supplemental Closing”). At such Supplemental Closing the Company will deliver to each such Supplemental Purchaser one or more Notes of the Series to be purchased by such Supplemental Purchaser registered in such Supplemental Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Notes of such Series to be purchased by such Supplemental Purchaser and in the denomination or denominations specified with respect to such Supplemental Purchaser in such Supplemental Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of such Supplemental Closing (a “Supplemental Closing Date”) (as specified in a notice to each such Supplemental Purchaser at least three Business Days prior to such Supplemental Closing Date).

SECTION 3.	INITIAL CLOSING.

This Agreement shall be executed and delivered in advance of the Closing at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, on January 23, 2017. The sale and purchase of the Series A Notes to be purchased by each Initial Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, at 10:00 a.m. (Chicago time), at a closing (the “Initial Closing”) on February 27, 2017. At the Initial Closing the Company will deliver to each Initial Purchaser the Series A Notes in the tranche to be purchased by such Initial Purchaser in the form of a single Series A Note for each tranche of the Notes to be purchased by such Initial Purchaser (or such greater number of Series A Notes in denominations of at least $1,000,000, €1,000,000 or £1,000,000, as applicable, as such Initial Purchaser may request) dated the date of the Initial Closing and registered in such

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Initial Purchaser’s name (or in the name of its nominee), against delivery by such Initial Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to its accounts at PNC BANK and CITIBANK, as referred to in the written instructions delivered pursuant to Section 4.12 hereof. If at the Initial Closing the Company shall fail to tender such Series A Notes to an Initial Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Initial Purchaser’s satisfaction, such Initial Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Purchaser may have by reason of such failure or such nonfulfillment. The Initial Closing and each Supplemental Closing are hereinafter sometimes each referred to as “Closing.”

SECTION 4.	CONDITIONS TO CLOSING.

Each Initial Purchaser’s obligation to execute and deliver this Agreement on the date hereof is subject to the representations and warranties of the Company in this Agreement being correct when made on the date hereof. Each Initial Purchaser’s obligation to purchase and pay for the Series A Notes to be sold at the Initial Closing is subject to the fulfillment to its satisfaction prior to or on the date of the Initial Closing to the following conditions set forth in this Section 4. Each Supplemental Purchaser’s obligation to execute and deliver a Supplemental Note Purchase Agreement and the obligations of each Supplemental Purchaser to purchase and pay for the Notes to be sold at the applicable Supplemental Closing is subject to the fulfillment to such Supplemental Purchasers’ satisfaction prior to or on the date of such Supplemental Closing, of the following conditions set forth in this Section 4.

Section 4.1.    Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made on the date of the Initial Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and, in the case of any Supplemental Closing, the representations and warranties of the Company in this Agreement, as modified by any amendment, supplement or superseding provision pursuant to the Supplemental Note Purchase Agreement shall be correct when made on the date of such Supplemental Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b)    The representations and warranties of each Guarantor in the Affiliate Guaranty shall be correct when made on the date of the Initial Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and, in the case of any Supplemental Closing, the representations and warranties of the Guarantor, as modified by any amendment, supplement or superseding provision pursuant to any supplemental agreement shall be correct when made on the date of such Supplemental Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 4.2.    Performance; No Default. (a) The Company shall have performed and complied with all material agreements and conditions contained in this Agreement (or in the applicable Supplemental Note Purchase Agreement) required to be performed or complied with

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by it prior to or at the time of such applicable Closing, and immediately before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing and no Control Event or Change in Control shall have occurred.

(b)    Each Guarantor shall have performed and complied with all material agreements and conditions contained in the Affiliate Guaranty required to be performed and complied with by it prior to or at the time of such applicable Closing.

Section 4.3.    Compliance Certificates.

(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such applicable Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.11 have been fulfilled.

(b)    Guarantor Officer’s Certificate. Each Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of such applicable Closing certifying that the conditions set forth in Sections 4.1(b), 4.2(b) and 4.11 have been fulfilled.

(c)    Authorization Certificate. The Company shall have delivered to such Purchaser a certificate dated the date of such applicable Closing certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Notes, this Agreement or the Supplemental Note Purchase Agreement, as the case may be, and any Security Documents to which it is a party.

(d)    Guarantor Authorization Certificate. Each Guarantor shall have delivered to such Purchaser a certificate dated the date of such applicable Closing, certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Affiliate Guaranty.

Section 4.4.    Opinions of Counsel. Each Purchaser shall have received opinions in form and substance satisfactory to it, dated the date of such applicable Closing (a) from counsel for the Company and the Guarantors, which may include in-house counsel, covering the matters set forth in Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler LLP, its special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as it may reasonably request.

Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of such applicable Closing each Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject it to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect

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on the date of the applicable Closing. If requested by a Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as it may reasonably specify to enable it to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes. Contemporaneously with such applicable Closing, the Company shall sell to each of the Purchasers, and each of the Purchasers shall purchase, the Notes to be purchased by them at such Closing as specified in Schedule A to this Agreement or the Supplemental Note Purchase Agreement, as the case may be.

Section 4.7.    Security Documents. At each Supplemental Closing, the Security Documents (including, without limitation, the Affiliate Guaranty), if any, shall be amended and/or supplemented as necessary to include the Supplemental Notes thereunder.

Section 4.8.    [Reserved].

Section 4.9.    [Reserved].

Section 4.10.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each tranche of the Series of Notes then to be issued.

Section 4.11.    Changes in Organization Structure. Other than as permitted by the terms of this Agreement, the Company and the Guarantors shall not have changed their jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.12.    Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, (d) the name and telephone number of the account representative responsible for verifying receipt of such funds and (e) any other information that may be required to effect such transfer.

Section 4.13.    Acceptance of Appointment to Receive Service of Process. Such Purchaser shall have received evidence of the acceptance by C T Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, of the appointment and designation provided for by Section 22.7(e) for the period from the date of this Agreement to February 27, 2033 (and the payment in full of all fees in respect thereof).

Section 4.14.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and its special

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counsel, and it and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser as of the date of this Agreement and on the date of the Closing those representations and warranties set forth in Sections 5.1 through Section 5.18:

The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement or amend, as appropriate, the following representations and warranties, as well as the schedules related thereto, pursuant to a Supplemental Note Purchase Agreement on the date of each Supplemental Closing; provided that no such supplement or amendment to any representation or warranty applicable to any Supplemental Closing shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on the date of the Initial Closing or any determination of the falseness or inaccuracy thereof within the limitations of Section 11(e).

Section 5.1.    Organization; Power and Authority. The Company is a public limited company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and any Security Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2.    Authorization, Etc. This Agreement, the Notes and any Security Documents to which it is a party have been duly authorized by all necessary corporate or other organizational action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof and upon receipt of consideration therefor, each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure. This Agreement, the Securities and Exchange Commission filings, press releases and other documents identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Since March 31, 2016, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate

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would not reasonably be expected to have a Material Adverse Effect, except as disclosed in Schedule 5.3 and 5.8.

Section 5.4.    Organization and Ownership of Shares of Material Subsidiaries. (a) Schedule 5.4 includes the list of the Company’s Subsidiaries as filed with the Securities and Exchange Commission on Form 10-K as of March 31, 2016, showing, as to each Material Subsidiary and certain other of the Company’s Subsidiaries, the correct name thereof and the jurisdiction of its organization as of such date. Unless otherwise set forth on Schedule 5.4, each Material Subsidiary is a Restricted Subsidiary.

(b)    All of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary owned by the Company and its Material Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Material Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 and except for Liens permitted by Section 10.3(e)).

(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, except as would not reasonably be expected to materially affect the Consolidated Group as a whole, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except as would not reasonably be expected to materially affect the Consolidated Group as a whole.

Section 5.5.    Financial Statements. The Company has made available to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries included in those reports listed on Schedule 5.5. All of said financial statements that have been made available (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes and any Security Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary (except the creation of Liens contemplated by the Collateral Documents) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum of association, articles of association, or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the

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Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the Security Documents to which it is a party, including any thereof required in connection with the obtaining of Dollars, Euros or Pounds Sterling to make payments under this Agreement or the Notes and the payment of such Dollars, Euros or Pounds Sterling to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement or the Notes that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

Section 5.8.    Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)     Except as disclosed in Schedule 5.8, neither the Company nor any Restricted Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9.    Taxes. (a) The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company is subject to taxation by HM Revenue and Customs and has paid all such taxes due other than those the failure to pay would not have a Material Adverse Effect.

(b)     No liability for any tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United Kingdom or any political

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subdivision thereof will be incurred by the Company or any holder of a Note as a result of the execution or delivery of this Agreement or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of the United Kingdom is required to be made from any payment by the Company under this Agreement or the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the United Kingdom arising out of circumstances described in clause (i) through (v) of Section 23(b).

Section 5.10.    Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement except for those defects in title and Liens that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.    Licenses, Permits, Etc. Except as disclosed in Schedule 5.11, the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 436 or 430 of the Code (or the predecessor provisions of Sections 401(a)(29) or 412 of the Code), other than such liabilities or Liens as would not individually or in the aggregate reasonably be expected to be Material.

(b)    (i) The present value of the aggregate benefit liabilities under each of the Plans subject to ERISA (other than Multiemployer Plans or plans described in Section 5.12(d)), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $25,000,000. (ii) The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions specified in the most recent Financial Statements, did not exceed the current value

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of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than $40,000,000 For purposes of clause (i) above, the term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA and for purposes of clause (ii) above and Section 11(j)(iv) below, the term “present value of the accrued benefit liabilities” has the same meaning as the term “benefit obligations at end of year”, and the term “current value of the assets” has the same meaning as the term “fair value of plan assets at end of year, in each case as set forth in the most recent Financial Statements.

(c)    The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(d)    The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Restricted Subsidiaries does not exceed $25,000,000.

(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)    All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

Section 5.13.    Private Offering by the Company. Neither the Company nor, assuming the accuracy of the Offeree Letter, anyone acting on its behalf has offered the Series A Notes, the Affiliate Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Initial Purchasers, and not more than 5 other Institutional Investors, each of which has been offered the Series A Notes at a private sale for investment. Neither the Company nor, assuming the accuracy of the Offeree Letter, anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Affiliate Guaranty to the registration requirements of Section 5 of the Securities Act.

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Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series A Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be, used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Debt. Schedule 5.15 sets forth a complete and correct list of all outstanding Borrowed Debt with an aggregate outstanding principal amount in excess of $10,000,000 (provided that the aggregate amount of all such Borrowed Debt not listed on Schedule 5.15 does not exceed $25,000,000) of the Company and its Restricted Subsidiaries as of September 30, 2016, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Borrowed Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Borrowed Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment, other than with respect to any such Borrowed Debt, a default under which would not individually or in the aggregate have a Material Adverse Effect.

Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name

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appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person in violation of U.S. Economic Sanctions or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person in violation of U.S. Economic Sanctions or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)    (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or

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which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)     No part of the proceeds from the sale of the Notes hereunder will be, used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is an “investment company”, nor controlled by an “investment company”, required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.    Ranking of Obligations. The Notes and all other obligations under this Agreement of the Company will, upon issuance of the Notes, rank at least pari passu in right of payment with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.    Purchase for Investment. Each Purchaser severally represents that (i) it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition and sale of its or their property shall at all times be within its or their control, and (ii) it and any such pension or trust funds are a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) under the Securities Act. Each Purchaser understands that the Notes and the Affiliate Guaranty have not been, and will not be, registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes and the Affiliate Guaranty.

Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of

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Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with its state of domicile; or

(b)     the Source is a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by it to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)     the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)     the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of

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“control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)     the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2 and, as applicable, in Section 7.1(e) below, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.	INFORMATION AS TO THE COMPANY.

Section 7.1.    Financial and Business Information. The Company shall furnish, prior to the Initial Closing, to each Initial Purchaser and, on or after the Initial Closing, to each holder of Notes:

(a)     Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:

(i)     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)     consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

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(b)     Annual Statements — within 140 days after the end of each fiscal year of the Company, copies of,

(i)     a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)     consolidated statements of income and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)     SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each regular or periodic report, each registration statement (other than any registration statement on Form S-8) that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and (iii) the Annual Report and Accounts filed by the Company with Companies House;

(d)     Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)     Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)     with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice

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thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)     the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)     any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(iv)     receipt of notice of the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans which would be reasonably expected to have a Material Adverse Effect;

(f)     Requested Information — with reasonable promptness and subject to Section 20, such other available information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company or any Guarantor to perform its obligations hereunder and under the Notes or its Affiliate Guaranty as from time to time may be reasonably requested, prior to the Initial Closing, by any such Initial Purchaser or on or after the Initial Closing, by any holder of Notes, including any such requests in connection with a formal request by the Securities Valuation Office of the NAIC (or any successor to the duties thereof) related to the assignment or maintenance of a designation of a rating with respect to the Notes;

(g)     Supplemental Note Purchase Agreements — promptly, and in any event within ten Business Days after the issuance of any Supplemental Notes, a correct and complete copy of the Supplemental Note Purchase Agreement executed in connection with such issuance; and

(h)     Investigations and Litigation — promptly after a Responsible Officer of the Company obtains knowledge of the commencement thereof, notice of all actions, suits, investigations, litigations and proceedings before any court, governmental agency or arbitrator that would adversely affect the legality, validity and enforceability of any material provision of this Agreement in any material respect.

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Section 7.2.    Officer’s Certificate. Each set of financial statements furnished to a Purchaser or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied or preceded by a certificate of a Senior Financial Officer setting forth:

(a)     Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.4) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)     Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.    Electronic Delivery. Financial statements, officers’ certificates and other materials required to be delivered by the Company to an Initial Purchaser or a holder of Notes pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if (i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are delivered, prior to the Initial Closing, to such Initial Purchaser or, on or after the Initial Closing, to such holder of Notes by e-mail at the email address provided to the Company by such Initial Purchaser or such holder in writing, (ii) the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or (b) as the case may be, with the SEC on “EDGAR” and shall have made such Form available on its home page on the worldwide web (at the date of this Agreement located at www.steris.com) and shall have delivered the related certificate satisfying the requirements of Section 7.2, prior to the Initial Closing, to such Initial Purchaser or, on or after the Initial Closing, such holder of the Notes by e-mail at the email address provided to the Company by such Initial Purchaser or holder in writing, (iii) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company in IntraLinks or on any other similar website to which, prior to the Initial Closing, such Initial Purchaser and, on or after the

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Initial Closing, such holder of Notes has free access, (iv) the Company shall have filed any of the items referred to in Section 7.1(c)(i) or (ii) with the SEC on “EDGAR”, or the Company shall have made such items available on its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Company on IntraLinks or any other similar website to which, prior to the Initial Closing, such Initial Purchaser and, on or after the Initial Closing, such holder of Notes has free access or (v) the Company shall have filed the item referred to in Section 7.1(c)(iii) with Companies House or the Company shall have made such item available on its home page on the worldwide web or if such item is timely posted by or on behalf of the Company on IntraLinks or any other similar website to which, prior to the Initial Closing, such Initial Purchase and, on or after the Initial Closing, such holder of Notes has free access; provided however, that in the case of any of clause (ii), (iii), (iv) or (v) the Company shall concurrently with such filing or posting give notice to such Initial Purchaser and such holder of Notes of such posting or filing. Each Initial Purchaser and holder shall be responsible for providing its email address to the Company on a timely basis to enable the Company to effect deliveries via email pursuant to clauses (i) or (ii) above. Notwithstanding the foregoing or any IntraLinks or similar electronic delivery, the parties agree that the provisions of Section 20 shall control the actions of the parties with respect to Confidential Information delivered to, or received by, the Purchasers or holders of the Notes.

Section 7.4.    Inspection. The Company shall permit the representatives of, prior to the Initial Closing, each Initial Purchaser and, on or after the Initial Closing, each holder of Notes that is an Institutional Investor:

(a)     No Default — if no Default or Event of Default then exists, at the expense of such Initial Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with a Senior Financial Officer of the Company, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)     Default — if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective Senior Financial Officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be reasonably requested in writing.

SECTION 8.	PREPAYMENT OF THE NOTES.

Section 8.1.    Required Prepayments. No regularly scheduled prepayment of the principal of any tranche of the Series A Notes is required prior to the final maturity thereof.

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Section 8.2.    Optional Prepayments with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of the Notes, in an amount not less than 10% of the aggregate principal amount of such Series of the Notes then outstanding (but if in the case of a partial prepayment, then against each tranche within such Series of Notes in proportion to the aggregate principal amount outstanding of each tranche of such Series), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, (i) plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, (ii) plus any applicable Net Loss and (iii) minus any applicable Net Gain. The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(b)     Notwithstanding anything contained in this Section 8.2 to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any prepayment of the Notes pursuant to the provisions of Section 8.2(a) shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.3.    Allocation of Partial Prepayments. In the case of any partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among each tranche of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of each tranche of the Notes of such Series not theretofore called for prepayment.

Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount plus any applicable Net Loss and minus any applicable Net Gain. From and after such date, unless the Company shall fail to pay such amounts, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.    Purchase of Notes. The Company will not and will not permit any Controlled Affiliate (nor solicit, request or induce any other Affiliate) to purchase, redeem,

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prepay or otherwise acquire, directly or indirectly, any of the outstanding tranches of the Notes of any Series except (a) upon the payment or prepayment of each tranche of the Notes of such Series in accordance with the terms of this Agreement or the applicable Supplemental Note Purchase Agreement pursuant to which the Notes of such Series were issued or (b) pursuant to an offer to purchase made by the Company or a Controlled Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 51% of the principal amount of the Notes of such Series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such Series of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or the applicable Supplemental Note Purchase Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.    Make-Whole Amount.

(a)     Make-Whole Amount with respect to Non-Swapped Notes. The term “Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Non-Swapped Note” means any Note that is not a Swapped Note.

“Recognized British Government Bond Market Makers” means two internationally recognized dealers of gilt-edged securities reasonably agreed by holders of at least 51% of the Non-Swapped Notes denominated in Sterling and the Company.

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“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably agreed by holders of at least 51% of the Non-Swapped Notes denominated in Euros and the Company.

“Reinvestment Yield” means,

(a)     with respect to the Called Principal of any Non-Swapped Note denominated in Dollars, 0.50% over the yield to maturity implied by (a) the ask-side yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life; and

(b)     with respect to the Called Principal of any Non-Swapped Note denominated in Euros, the sum of (x) 0.50% plus (y) the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note; and

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(c)     with respect to any Non-Swapped Note denominated in Sterling, the sum of (x) 0.50% plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (London time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXUK” (or such other display as may replace Page PXUK) on Bloomberg Financial Markets) for the then most actively traded “on the run” UK Gilt securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, (ii) if (A) Page PXUK (or its successor screen on Bloomberg Financial Markets) is unavailable or (B) the calculation in Page PXUK ceases to be in keeping with the Formula for the Calculation of Redemption Yields (the “Formula”) indicated by the Joint Index and Classification Committee of the Faculty of Actuaries as reported in the Journal of the Institute of Actuaries Volume 105, Part I, 1978, Page 18, the gross redemption yield as published in the Financial Times of London on the second Business Day preceding the Settlement Date with respect to such Called Principal, for the then most actively traded “on the run” UK Gilt securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or (iii) if (A) (1) Page PXUK (or its successor screen on Bloomberg Financial Markets) is unavailable or (2) the calculation in Page PXUK ceases to be in keeping with the Formula and (B) the Financial Times of London is unavailable or ceases to publish such gross redemption yield, the average of the ask-side yields as determined by Recognized British Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged security with the maturity closest to and greater than such Remaining Average Life of such Called Principal and (2) the actively traded gilt-edged security with the maturity closest to and less than such Remaining Average Life of such Called Principal. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note;

provided that in no event shall the Reinvestment Yield calculated pursuant to clause (a), (b) or (c) hereof be less than 0.50%.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest

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payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b)     Make-Whole Amount with respect to Swapped Notes. The term “Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may not in any event be less than zero. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars. For the purposes of determining the Make-Whole Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note. The holder of a Swapped Note that enters into a New Swap Agreement shall within three Business Days thereafter deliver a summary of the terms of the New Swap Agreement to the Company.

“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of this Agreement and the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the holder of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described on Schedule 8.6 hereto, (y) any Initial Swap Agreement that has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a

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notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company a copy of the confirmation, assumption or termination related thereto.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that as of the date of the Closing is subject to a Swap Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” at such time as the related Swap Agreement ceases to be in force in respect thereof.

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date, provided that if such Swap Agreement is not an Initial Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Initial Swap Agreement to which such holder was a party (or if such holder was never party to an Initial Swap Agreement, then the last Initial Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

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“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, 0.50% over the yield to maturity implied by (a) the ask-side yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Swapped Note Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Swapped Note Remaining Average Life; provided that in no event shall the Swapped Note Reinvestment Yield be less than 0.50%.

“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) such Swapped Note Called Notional Amount into (y) the sum of the products obtained by multiplying (1) the principal component of each Swapped Note Remaining Scheduled Swap Payments with respect to such Swapped Note Called Notional Amount by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Payments.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date in respect of such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note

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Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2 or Section 12.1.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.    Swap Breakage. If any Swapped Note is prepaid pursuant to Section 8.2, Section 8.8, or Section 8.9 or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (a) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars upon any such prepayment or repayment of such Swapped Note and (b) (i) any resulting Net Gain in connection therewith shall be deducted from the Make-Whole Amount, if any, provided that, the Make-Whole Amount in respect of such Swapped Note may not in any event be less than zero and (ii) if after the deduction of the Net Gain from the Make-Whole Amount, such Make-Whole Amount is equal to zero and there is remaining Net Gain, such remainder shall be converted by the holder of the affected Swapped Note from Dollars to the Applicable Currency at the current Dollar/Applicable Currency Exchange Rate, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets (any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error) and deducted from any principal or interest to be paid to the holder of such Swapped Note by the Company upon any such prepayment of such Swapped Note pursuant to Section 8.2, Section 8.8, or Section 8.9 or Section 12.1. Each holder of a Swapped Note shall be responsible for calculating its own Net Loss or Net Gain, as the case may be, and Swap Breakage Amount in Dollars upon the prepayment or repayment of all or any portion of such Swapped Note, and such calculations as reported to the Company in reasonable detail shall be binding on the Company absent demonstrable error. Each holder of a Swapped Note shall promptly provide documentation relating to any valuation of the related Swap as reasonably requested by the Company (including definitive documentation relating to such Swap).

As used in this Section 8.7 with respect to any Swapped Note that is prepaid or accelerated: “Net Loss” means the amount, if any, by which the total of the Swapped Note Called Notional Amount and the Swapped Note Called Notional Accrued Interest Amount exceeds the sum of (x) the total of the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by the holder of such Swapped Note; and “Net Gain” means the amount, if any, by which the total of the Swapped Note Called Notional Amount and the Swapped Note Called Notional Accrued Interest Amount is exceeded by the sum of (x) the total of the Swapped Note Called Principal and the Swapped Note Called Accrued Interest

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Amount plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by such holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount shall be determined by the holder of the affected Swapped Note by converting Applicable Currency into Dollars at the current Applicable Currency/Dollar exchange rate, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error.

“Swapped Note Called Accrued Interest Amount” means, with respect to a Swapped Note, the accrued interest of such Swapped Note to the Swapped Note Settlement Date that is to be prepaid or has become immediately due and payable, as the context requires.

“Swapped Note Called Notional Accrued Interest Amount” means, with respect to any Swapped Note Called Notional Amount, the payment due to the holder of the related Swapped Note under the terms of the Swap Agreement to which such holder is a party attributable to and in exchange for the Swapped Note Called Accrued Interest Amount.

As used in this Section 8.7, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Agreement had terminated due to the occurrence of an event of default or an early termination under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”); provided, however, that if such holder (or its predecessor in interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the gain or loss (if any) which would have been received or incurred (by payment, through off-set or netting or otherwise) by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and which would have arisen as a result of the payment of the Swapped Note Called Principal on the Swapped Note Settlement Date and (y) the gain or loss (if any) actually received or incurred by the holder of such Swapped Note, in connection with the payment of such Swapped Note Called Principal on the Swapped Note Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party. The holder of such Swapped Note will make all calculations related to the Swap Breakage Amount in good faith and in accordance with its customary practices for calculating such amounts under the ISDA Master Agreement pursuant to which such Swap Agreement shall have been entered into and assuming for the purpose of such calculation that there are no other transactions entered into pursuant to such ISDA Master Agreement (other than such Swap Agreement).

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The Swap Breakage Amount shall be payable in Dollars.

Section 8.8.    Change in Control.

(a)     Notice of Change in Control or Control Event. Subject to compliance with applicable law and other Company obligations, the Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.8. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.8.

(b)     Condition to Company Action. The Company will not take any action that consummates a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.8, accompanied by the certificate described in subparagraph (g) of this Section 8.8, and (ii) subject to subparagraph (d), contemporaneously with the consummation of such Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 8.8.

(c)     Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.8, such date shall be (subject to subparagraph (f)) not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(d)     Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the certificate described in paragraph (g) of this Section 8.8. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8, or to accept an offer as to all the Notes held by the holder, within such time period shall be deemed to constitute rejection of such offer by such holder.

(e)     Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment plus any applicable Net Loss, minus any applicable Net Gain but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.8.

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(f)     Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraphs (a) and (b) and accepted in accordance with subparagraph (d) of this Section 8.8 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. Subject to compliance with applicable law and other Company obligations, the Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change in Control shall be deemed rescinded).

(g)     Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; (vi) in reasonable detail, the nature and date or proposed date of the Change in Control; and (vii) the last date by which any holder of a Note that wishes to accept such offer must have delivered notice thereof to the Company, which date shall not be earlier than three Business Days prior to the Proposed Prepayment Date.

(h)     Securities Laws. The Company will comply with all applicable requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change in Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 8.8, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 8.8 by virtue of any such conflict.

Section 8.9.    Prepayment for Tax Reasons. (a) If at any time as a result of a Change in Tax Law (as defined below) the Company, in its reasonable judgment, determines that it is or will be obligated to pay any additional amount under Section 23 in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the affected Notes (“Additional Payments”), the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus any applicable Net Loss and minus any applicable Net Gain, except in the case of an affected Note if

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the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice or such later time as the Company shall determine, reject such prepayment of such Note (each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon such holder and upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus any applicable Net Loss and minus any applicable Net Gain (if the Tax Prepayment Notice is applicable to Notes issued in any currency other than Dollars, the amount of any Net Gain shall be converted by the holder of the affected Swapped Note from Dollars to the Applicable Currency at the current Dollar/Applicable Currency Exchange Rate, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets (any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error)) shall become due and payable on such prepayment date, except in the case of Notes the holders of which have timely delivered a properly completed Rejection Notice as aforesaid.

(b)    No prepayment of the Notes pursuant to this Section 8.9 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.9, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject (by way of, and subject to, timely delivery of a properly completed Rejection Notice) such offer with respect to one or more other affected Notes so held).

(c)    The Company may not offer to prepay Notes pursuant to this Section 8.9 unless (i) a Default or Event of Default does not then exist, (ii) the Company has determined, in its discretion, that it has taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments and (iii) the obligation to make such Additional Payments does not directly result from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law). The Tax Prepayment Notice given pursuant to this Section 8.9 shall certify that the foregoing conditions have been satisfied.

(d)    For purposes of this Section 8.9: “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation affecting taxation in a Taxing Jurisdiction after the date of the this Agreement, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of this Agreement, which amendment or change is in force and

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continuing or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of this Agreement, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing. No such amendment or change shall constitute a Change in Tax Law unless the same would, in the reasonable opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the relevant Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law), affect the deduction or require the withholding of any tax imposed by such Taxing Jurisdiction on any payment under this Agreement or on the Notes.

SECTION 9.	AFFIRMATIVE COVENANTS.

From the date of this Agreement until the date of the Initial Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.    Compliance with Law. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.2.    Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as the Company reasonably deems prudent.

Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear or any casualty which would not, individually or in the aggregate, have a Material Adverse Effect), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

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Section 9.4.    Payment of Taxes. The Company will, and will cause each of its Restricted Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent; provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.    Existence, Etc. Except as permitted by Section 10.4, the Company will at all times preserve and keep in full force and effect its legal existence. Except as permitted by Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Restricted Subsidiaries (unless merged into another Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.    Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

Section 9.7.    Guaranty. The Company will cause each Affiliate which delivers a Guaranty of outstanding borrowings or available borrowing capacity (subject only to customary conditions) under a Material Credit Facility or becomes an obligor, co-obligor, borrower or co-borrower of outstanding borrowings or has available borrowing capacity (subject only to customary conditions) under a Material Credit Facility to concurrently enter into an Affiliate Guaranty, and as promptly as reasonably practicable will deliver to each of the holders of the Notes the following items:

(a)     an executed counterpart of the joinder agreement pursuant to which such Affiliate has become bound by the Affiliate Guaranty;

(b)     a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Affiliate making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Affiliate and the Affiliate Guaranty, as applicable;

(c)     such documents and evidence with respect to such Affiliate as the Required Holders may reasonably request in order to establish the existence and, if

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applicable, good standing of such Affiliate and the authorization of the transactions contemplated by the Affiliate Guaranty;

(d)     an opinion of counsel reasonably satisfactory to the Required Holders to the effect that such Affiliate Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Affiliate enforceable in accordance with its terms, subject to customary exceptions, assumptions and qualifications; provided that an opinion from a nationally recognized law firm and/or in-house counsel of the Company shall be reasonably satisfactory to the Required Holders; and

(e)     with respect to any Foreign Guarantor, evidence of the acceptance by STERIS Corporation or C T Corporation System, as applicable, of the appointment of designation provided for by Section 8 of the Affiliate Guaranty, as such Guarantor’s agent to receive, for it and on its behalf, service of process, for the period from the date of such Affiliate Guaranty to February 27, 2033 (and the payment in full of all fees in respect thereof).

Section 9.8.    Security. If at any time, pursuant to the terms and conditions of a Material Credit Facility, the Company or any existing or newly acquired or formed Subsidiary shall pledge, grant, assign or convey to the Creditors thereunder, or any one or more of them, a Lien on the assets of the Company or any Subsidiary, the Company or such Subsidiary shall execute and concurrently deliver to the Collateral Agent for the benefit of the holders of the Notes a security agreement in substantially the same form as delivered to such Creditors, or any one or more of them, or the Lien granted for the benefit of such Creditors shall also be for the benefit of the holders of the Notes and the Company shall deliver, or shall cause to be delivered, to the holders of the Notes (a) all such certificates, resolutions, legal opinions and other related items in substantially the same forms as those delivered to and accepted by such Creditors and such other documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel from counsel that is reasonably accepted to the Required Holders (provided that, an opinion from a nationally recognized law firm and/or in-house counsel of the Company shall be reasonably satisfactory to the Required Holders) and (b) all such amendments to this Agreement and the Collateral Documents as may reasonably be deemed necessary by the holders of the Notes in order to reflect the existence of such Lien on the assets of the Company or such Subsidiary, as applicable, and the Company’s compliance with the requirements of Section 9.6 with respect to any such security granted to or for the benefit of the holders of the Notes and to or for the benefit of such Creditors. This Section 9.8 shall not apply to any pledge, grant, assignment, conveyance or Lien contemplated to be granted to any of the agents, lenders or their affiliates in connection with any cash collateral in connection with letters of credit contemplated under the Bank Credit Agreement or any substantially similar pledge, grant, assignment, conveyance or Lien contemplated by any other Material Credit Facility.

Section 9.9.    Restricted Subsidiaries. (a) Subject to paragraphs (b) and (c) below the Company will at all times, (i) maintain the aggregate value of the assets of the Company and the then existing Restricted Subsidiaries, at not less than 92.5% of Consolidated Total Assets and

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(ii) ensure that not less than 92.5% of Consolidated EBITDA for each period is attributable to the Company and the then existing Restricted Subsidiaries.

(b)     If at any time, (i) the aggregate consolidated value of the assets of the Company and the then existing Restricted Subsidiaries does not account for 92.5% or more of Consolidated Total Assets or (ii) less than 92.5% of Consolidated EBITDA for a period is attributable to the Company and the then existing Restricted Subsidiaries, the Company shall promptly designate, pursuant to Section 10.7, such other Subsidiaries of the Company (which would not otherwise be Restricted Subsidiaries) to be Restricted Subsidiaries hereunder so that such 92.5% thresholds are satisfied.

(c)     Without limiting the foregoing, the Company shall cause each Guarantor to be and remain (until such time as such entity is no longer a Guarantor) a Restricted Subsidiary.

Section 9.10.    Transactions with Affiliates. The Company will, and will cause its Restricted Subsidiaries to, conduct all material transactions otherwise permitted under this Agreement with any of their Affiliates (excluding the members of the Consolidated Group) on terms that are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the restrictions of this Section 9.10 shall not apply to the following:

(a)     the payment of dividends or other distributions (whether in cash, securities or other property) with respect to any Equity Interests in a member of the Consolidated Group, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person;

(b)     payment of, or other consideration in respect of, compensation to, the making of loans to and payment of fees and expenses of and indemnities to officers, directors, employees or consultants of a member of the Consolidated Group and payment, or other consideration in respect of, directors’ and officers’ indemnities;

(c)     transactions pursuant to any agreement to which a member of the Consolidated Group is a party on the date hereof and set forth in Schedule 9.10;

(d)     transactions with joint ventures for the purchase or sale of property or other assets and services entered into in the ordinary course of business and in a manner consistent with past practices;

(e)     transactions ancillary to or in connection with the Transactions;

(f)     transactions approved by a majority of Disinterested Directors of the Company or of the relevant member of the Consolidated Group in good faith; or

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(g)    any transaction in respect of which the Company delivers to the holder of the Notes a letter addressed to the board of directors of the Company (or the board of directors of the relevant member of the Consolidated Group) from an accounting, appraisal or investment banking firm that is in the good faith determination of the Company qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to the Company or the relevant member of the Consolidated Group, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

SECTION 10.	NEGATIVE COVENANTS.

From the date of this Agreement until the date of the Initial Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1.    Subsidiary Indebtedness. The Company will not permit any member of the Consolidated Group (other than the Company) that is not a Guarantor to incur Debt of any kind; provided that this Section 10.1 shall not apply to any of the following (without duplication):

(a)    Debt incurred under this Agreement, any Notes and any Affiliate Guaranty;

(b)    Debt of any member of the Consolidated Group to any member of the Consolidated Group; provided that such Debt shall not have been transferred to any other Person (other than to any member of the Consolidated Group);

(c)    Debt outstanding on the date of the Initial Closing and set forth on Schedule 5.15, and any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part), provided that the outstanding principal amount of any such Debt may only be increased to the extent any such increase is permitted to be incurred under any other clause of this Section 10.1;

(d)    (i) Debt of any member of the Consolidated Group incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets (provided that such Debt is incurred or assumed prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Debt does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part), provided that the aggregate principal amount of Debt permitted by this Section 10.1(d) shall not exceed $75,000,000;

(e)    Debt under or related to Hedge Agreements entered into for non-speculative purposes;

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(f)    letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Debt) in the ordinary course of business;

(g)    Debt of Receivables Subsidiaries in respect of Permitted Receivables Facilities in an aggregate principal amount at any time outstanding not to exceed $250,000,000;

(h)    (i) any other Debt (not otherwise permitted under this Agreement), and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of Debt outstanding under this Section 10.1(h), provided that, the aggregate principal amount of Priority Debt at the time such Debt is incurred shall not exceed 8.5% of Consolidated Total Assets (except that refinancing Debt incurred in reliance on clause (ii) of this Section 10.1(h) will in any event be permitted (but will utilize basket capacity under this Section 10.1(h)) so long as the principal amount of such Debt does not exceed the principal amount of the Debt refinanced);

(i)    Debt owed to any officers or employees of any member of the Consolidated Group; provided that the aggregate principal amount of all such Debt shall not exceed $10,000,000 at any time outstanding;

(j)    guarantees of any Debt permitted pursuant to this Section 10.1;

(k)    Debt in respect of bid, performance, surety bonds or completion bonds issued for the account of any member of the Consolidated Group in the ordinary course of business, including guarantees or obligations of any member of the Consolidated Group with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(l)    Debt incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(m)    Debt in connection with overdue accounts payable which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(n)    Debt arising or incurred as a result of or from the adjudication or settlement of any litigation or from any arbitration or mediation award or settlement, in any case involving any member of the Consolidated Group, provided that the judgment, award(s) and/or settlements to which such Debt relates would not constitute an Event of Default under Section 11(i);

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(o)    Debt in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; and

(p)    (i) Debt of any Person which becomes a Restricted Subsidiary after the date of the Initial Closing or is merged with or into or consolidated or amalgamated with any Restricted Subsidiary after the date of the Initial Closing and Debt expressly assumed in connection with the acquisition of an asset or assets from any other Person; provided that (A) such Debt existed at the time such Person became a Restricted Subsidiary or of such merger, consolidation, amalgamation or acquisition and was not created in anticipation thereof and (B) immediately after such Person becomes a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition, (x) no Default shall have occurred and be continuing and (y) the Company shall be in compliance with Section 10.2 on a pro forma basis; and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part), provided that the outstanding principal amount of any such Debt may only be increased to the extent any such increase is permitted to be incurred under any other clause of this Section 10.1.

Section 10.2.    Financial Covenants. (a) On the last day of each fiscal quarter beginning with the fiscal quarter ended December 31, 2016, the Company will not permit the ratio of (x) Consolidated Total Debt at such time to (y) Consolidated EBITDA for the four consecutive fiscal quarter period ending as of such date to exceed, for the last day of the fiscal quarter ended December 31, 2016, 3.75 to 1.00, and for the last day of each fiscal quarter thereafter, 3.50 to 1.00; provided, that the ratio referenced in this Section 10.2(a) shall be increased by 0.25 to 1.00 after a Material Acquisition for a period of four fiscal quarters after the date of such Material Acquisition;

(b)    On the last day of each fiscal quarter beginning with the fiscal quarter ended December 31, 2016, the Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of four fiscal quarters ending on such date, to be less than 3.00 to 1.00.

Section 10.3.    Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets (other than Unrestricted Margin Stock), whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

(a)    Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b)    other statutory, common law or contractual Liens incidental to the conduct of its business or the ownership of its property and assets that (A) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and

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(B) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c)     pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or by any similar law or regulation in any non-U.S. jurisdiction applicable to Non-U.S. Plans;

(d)     deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)     Liens on property or assets to secure obligations owing to any member of the Consolidated Group;

(f)     (A) purchase money Liens on fixed assets or for the deferred purchase price of property, provided that such Lien is limited to the purchase price and only attaches to the property being acquired and (B) Capital Leases;

(g)     easements, zoning restrictions or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any member of the Consolidated Group;

(h)     Liens existing on the date of this Agreement and set forth on Schedule 5.15;

(i)     Liens on Receivables Related Assets of a Receivables Subsidiary in connection with the sale of such Receivables Related Assets pursuant to Section 10.5(c) hereof;

(j)     in addition to the Liens permitted herein, additional Liens securing Debt or other obligations; provided that, the aggregate principal amount of Priority Debt at the time such Debt or such other obligation is created or incurred shall not exceed an amount equal to 8.5% of the Consolidated Total Assets; provided further, that notwithstanding the foregoing and without limiting Section 9.8, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, secure pursuant to this Section 10.3(j) any Debt outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Restricted Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders (provided that an opinion from a nationally recognized law firm and/or in-house counsel of the Company shall be reasonably satisfactory to the Required Holders);

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(k)     Permitted Encumbrances;

(l)     any Lien existing on any property or asset prior to the acquisition thereof by any member of the Consolidated Group or existing on any property or assets of any Person at the time such Person becomes a Restricted Subsidiary after the date of the Initial Closing; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of any member of the Consolidated Group (other than Persons who become members of the Consolidated Group in connection with such acquisition);

(m)     Liens arising in connection with any margin posted related to Hedge Agreements entered other than for speculative purposes;

(n)     any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in Sections 10.3(f), 10.3(h), 10.3(j) and 10.3(l); provided that (x) the principal amount of the obligations secured thereby shall be limited to the principal amount of the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (y) such Lien shall be limited to all or a part of the assets that secured the obligation so extended, renewed or replaced and (z) in the case of any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (j) such extension, renewal or replacement (or successive renewals or replacements) shall utilize basket capacity under clause (j) prior to any excess amount not permitted thereunder being permitted under this clause (n); and

(o)     Liens on the products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property subject to Liens under any of the paragraphs of this Section 10.3.

Section 10.4.    Mergers and Consolidations, Etc. The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (other than Unrestricted Margin Stock) (whether now owned or hereafter acquired) to, any Person, except that:

(a)     any member of (x) the Consolidated Group other than the Company may merge or consolidate with or into any other member of the Consolidated Group or (y) the Consolidated Group may convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any other member of the Consolidated Group; and

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(b)     the Company may merge or consolidate with or into any other Person (including, but not limited to, to any member of the Consolidated Group) so long as (A) the Company is the surviving entity or (B) the surviving entity shall succeed, by agreement or by operation of law, to all of the businesses and operations of the Company and shall assume all of the rights and obligations of the Company under this Agreement and the Notes and any other Security Documents to which it is a party; and

(c)     any member of the Consolidated Group (other than the Company) may merge or consolidate with or into another Person, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets so long as (A) the consideration received in respect of such merger, consolidation, conveyance, transfer, lease or other disposition is at least equal to the fair market value of such assets as determined in good faith by the Company and (B) no Covenant Material Adverse Effect would reasonably be expected to result from such merger, consolidation, conveyance, transfer, lease or other disposition; and

(d)     any member of the Consolidated Group (other than the Company) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to another Person to effect (A) a transaction permitted by Section 10.5 (other than Section 10.5(g)(ii) thereof) or (B) a merger or consolidation with or into such Person where such merger or consolidation results in such Person or the entity into which such Person is merged or consolidated becoming a member of the Consolidated Group;

provided, in the cases of clause (a), (b) and (c) hereof, that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

Section 10.5.    Dispositions. The Company will not, and will not permit any Restricted Subsidiary to, convey, sell, assign, transfer or otherwise dispose of (each a “Disposition”) any of its property or assets outside the ordinary course of business, other than to any member of the Consolidated Group, except for:

(a)    Dispositions of assets and property that are (i) obsolete, worn, damaged, uneconomic or otherwise deemed by any member of the Consolidated Group to no longer be necessary or useful in the operation of such member of the Consolidated Group’s current or anticipated business or (ii) replaced by other assets or property of similar suitability and value;

(b)     Dispositions of cash and Cash Equivalents;

(c)     Dispositions of accounts receivable (i) in connection with the compromise or collection thereof, (ii) deemed doubtful or uncollectible in the reasonable discretion of any member of the Consolidated Group, (iii) obtained by any member of the Consolidated Group in the settlement of joint interest billing accounts, (iv) granted to settle collection of accounts receivable or the sale of defaulted accounts arising in

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connection with the compromise or collection thereof and not in connection with any financing transaction or (v) in connection with a Permitted Receivables Facility;

(d)     any other Disposition (not otherwise permitted under this Agreement) of any assets or property; provided that after giving effect thereto, the Company would be in pro forma compliance with the covenants set forth in Section 10.2;

(e)     Dispositions by any member of the Consolidated Group of all or any portion of any Subsidiary that is not a Material Subsidiary;

(f)     leases, licenses, subleases or sublicenses by any member of the Consolidated Group of intellectual property in the ordinary course of business;

(g)     Dispositions arising as a result of (i) the granting or incurrence of Liens permitted under Section 10.3 or (ii) transactions permitted under Section 10.4 (other than Section 10.4(d)) of this Agreement;

(h)     any Disposition or series of related Dispositions that does not individually or in the aggregate exceed $5,000,000;

(i)     Dispositions constituting terminations or expirations of leases, licenses and other agreements in the ordinary course of business; and

(j)     contributions of assets in the ordinary course of business to joint ventures entered into in the ordinary course of business.

Section 10.6.    Changes in Accounting. The Company will not change its fiscal year-end from March 31 of each calendar year.

Section 10.7.    Designation of Subsidiaries. Subject to Section 9.9, the Company may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that:

(a)     the Company shall have given not less than 10 days’ prior written notice to the holders of the Notes that a Senior Financial Officer has made such determination;

(b)     at the time of such designation or redesignation and immediately after giving effect thereto, no Default or Event of Default would exist;

(c)     in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and after giving effect thereto, (i) such Unrestricted Subsidiary so designated shall not, directly or indirectly, own any capital stock of the Company or any Restricted Subsidiary and (ii) such designation shall be deemed a sale of assets and would be permitted by the provisions of Section 10.5;

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(d)     in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto: (i) all outstanding Debt of such Restricted Subsidiary so designated would be permitted within the applicable limitations of Section 10.2 and (ii) all existing Liens of such Restricted Subsidiary so designated would be permitted within the applicable limitations of Section 10.3 (other than Section 10.3(h), notwithstanding that any such Lien existed as of the date of the Initial Closing);

(e)     in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the date of the Initial Closing have previously been designated as an Unrestricted Subsidiary more than twice; and

(f)     in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary shall not at any time after the date of the Initial Closing have previously been designated as a Restricted Subsidiary more than twice.

Notwithstanding the foregoing or anything herein to the contrary, each Subsidiary shall be a Restricted Subsidiary unless the Company has designated it as an Unrestricted Subsidiary.

Section 10.8.    Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause, prior to the Initial Closing, any Initial Purchaser, or on or after the Initial Closing, any holder of Notes to be in violation of any laws or regulations administered by OFAC or any laws or regulations referred to in Section 5.16, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or, prior to the Initial Closing, any Initial Purchaser, or on or after the Initial Closing, any holder of Notes to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)     the Company defaults in the payment of any principal, Net Loss, or Make-Whole Amount, if any, taking into account Net Gain, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

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(b)     the Company defaults (a) in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable or (b) in the payment of any additional amount under Section 23 for more than 10 Business Days after the same becomes due and payable; or

(c)     the Company defaults in the performance of or compliance with any term contained in Section 10.2; or

(d)     the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Security Document and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)     any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or by a Guarantor in its Affiliate Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made and the facts underlying such representation or warranty shall not have been changed to make such representation and warranty true and correct within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (e) of Section 11); or

(f)     (i) the Company or any Significant Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least the greater of (A) $40,000,000 and (B) 5% of Consolidated Total Assets beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least the greater of (A) $40,000,000 and (B) 5% of Consolidated Total Assets or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment without such acceleration having been rescinded or annulled within any applicable grace period; or

(g)     the Company or any Significant Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization,

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moratorium or other similar law of any jurisdiction or has an involuntary proceeding or case filed against it and the same shall continue undismissed for a period of 60 days from commencement of such proceeding or case, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, (vi) takes corporate action for the purpose of any of the foregoing or (vii) any event occurs with respect to the Company or any Significant Restricted Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in this Section 11(g), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding in such jurisdiction which most closely corresponds to the proceeding described in this Section 11(g); or

(h)     a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Restricted Subsidiaries, and such order, petition or other such relief remains in effect and shall not be dismissed or stayed for a period of 60 consecutive days or any event occurs with respect to the Company or any Significant Restricted Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in this Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding in such jurisdiction which most closely corresponds to the proceeding described in this Section 11(h); or

(i)     a final judgment or judgments for the payment of money aggregating in excess of the greater of (A) $25,000,000 and (B) 2% of Consolidated Total Assets (excluding for purposes of such determination such amount of any insurance proceeds paid or to be paid by or on behalf of the Company or any of its Significant Restricted Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Company and its Significant Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the right to appeal has expired; or

(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any Plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan, other than a voluntary termination, shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have

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instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan is expected to become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount which would cause a Material Adverse Effect, (iv) there occurs an increase in the amount by which the current aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities as compared to the amount by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans as of March 31, 2016 exceeded the aggregate value of the assets of such Non-U.S. Plans allocable to such liabilities as of March 31, 2016, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect (as used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA); or

(k)    for any reason whatsoever any Security Document ceases to be in full force and effect including, without limitation, a determination by any Governmental Authority that any Security Document is invalid, void or unenforceable or the Company or any Subsidiary which is a party to any Security Document shall contest or deny in writing the enforceability of any of its obligations under any Security Document to which it is a party (but excluding any Security Document which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 2.2(e)).

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

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(b)     If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of a Series of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all of the Notes of such Series then outstanding to be immediately due and payable.

(c)     If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon, (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) and (iii) any applicable Net Loss minus any applicable Net Gain shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of any applicable Net Loss and Make-Whole Amount, taking into account any applicable Net Gain, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any Security Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after any Series of Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of each such Series of the Notes, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and any Net Loss and Make-Whole Amount, if any, taking into account Net Gain, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and any Net Loss and Make-Whole Amount, if any, taking into account Net Gain, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due

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pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Note or by any Security Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration of and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.    Transfer and Exchange of Notes. Subject to compliance with applicable law, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, Exhibit 1-B, Exhibit 1-C, Exhibit 1-D, Exhibit 1-E, Exhibit 1-F, Exhibit 1-G or Exhibit 1.5, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp, documentary or similar tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, £1,000,000 or €1,000,000, as applicable; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000, £1,000,000 or €1,000,000, as applicable. Any transferee, by its acceptance of a Note registered

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in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and Section 6.2.

Section 13.3.    Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)     in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.

Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Net Loss, if any, and interest, taking into account Net Gain, if any, becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.    Home Office Payment. So long as a Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Net Loss, if any, and interest, taking into account Net Gain, if any, by the method and at the address specified for such purpose below its name in Schedule A or in a Supplemental Note Purchase Agreement, as the case may be, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee it will, at its election, either endorse thereon the amount of principal

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paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series and tranche pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as it has made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.

Section 15.1.    Transaction Expenses. (a) Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred, prior to the Initial Closing, by each Initial Purchaser or, on or after the Initial Closing, a holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby (and/or any Supplemental Note Purchase Agreement), by the Notes or by any Security Document. Without limiting the generality of the foregoing, the Company shall pay all fees, charges and disbursement of special counsel referred to in Section 4.4(b) incurred in connection with the Closing within ten (10) days after receipt by the Company of such special counsel’s invoice therefor. The Company will pay, and will hold each Initial Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders with respect to the Notes (other than those retained by such Purchaser or holder of a Note).

(b)     Without limiting the foregoing, the Company agrees to pay all fees of the Collateral Agent in connection with the preparation, execution and delivery of any Collateral Document and the transactions contemplated thereby, including but not limited to reasonable attorney’s fees; to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it under any Collateral Document; to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of any Collateral Document, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery or the enforcement

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of this Agreement or any Affiliate Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or the United Kingdom or any other jurisdiction of organization of the Company or any Guarantor or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement, any Affiliate Guaranty or any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax required to be paid by the Company hereunder.

Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document and the termination of this Agreement (and/or any Supplemental Note Purchase Agreement).

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement (including any Supplemental Note Purchase Agreement) and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and any Supplemental Note Purchase Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1.    Requirements. (a) This Agreement (and/or any Supplemental Note Purchase Agreement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2.1, 2.3, 3, 4, 5 (subject to permitted amendments or supplements pursuant to Supplemental Note Purchase Agreements in respect to Notes issued thereunder), 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount, time or allocation of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or the

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principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented and, without limiting the generality of the foregoing, shall include all Supplemental Note Purchase Agreements.

(b)    Any Collateral Document may be amended in the manner prescribed in such document, and the Affiliate Guaranty may be amended in the manner prescribed in such documents, and all amendments to any Security Document obtained in conformity with such requirements shall bind all holders of the Notes.

Section 17.2.    Solicitation of Holders of Notes.

(a)     Solicitation. The Company will provide, prior to the Initial Closing, each Initial Purchaser and, on or after the Initial Closing, each holder of the Notes (irrespective of the amount, Series or tranche of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Initial Purchaser or such holder, as applicable, to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or of any of the Security Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or of any of the Security Documents to each such Initial Purchaser or holder of outstanding Notes, as applicable, promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Initial Purchasers or holders of Notes.

(b)     Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise or issue any Guaranty, or grant any security, to any Initial Purchaser or any holder of any Series or tranche of Notes as consideration for or as an inducement to the entering into by any Initial Purchaser or holder of Notes, as applicable, of any waiver or amendment of any of the terms and provisions hereof or of any Note or any Security Document unless such remuneration is concurrently paid, or Guaranty or security is concurrently granted, on the same terms, ratably to each Initial Purchaser or each of the holders of each Series and tranche of the Notes then outstanding, as applicable, even if such Initial Purchaser or holder did not consent to such waiver or amendment.

(c)     Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

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Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of each Series and tranche of Notes and is binding upon them and upon each future holder of any Note of any Series and tranche and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or the holder of any Note of any Series or tranche of Notes nor any delay in exercising any rights hereunder or under any Note or under any Security Document shall operate as a waiver of any rights of any Purchaser or holder of each Series and tranche of such Note.

Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Security Document, or have directed the taking of any action provided herein or in the Notes or any Security Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) electronically (including by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or by e-mail), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)    if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A or in a Supplemental Note Purchase Agreement, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)    if to the Company, at its address set forth at the beginning hereof to the attention of Corporate Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received. Notices and other communications sent electronically shall be deemed received on the day such notices or other communications are sent unless such notice or other communication is not sent during the normal business hours of the recipient, in which case such notice or communication shall be deemed to have been sent at the opening of business on the next business day.

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SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement (including any Supplemental Note Purchase Agreement and any Security Document) and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates for itself and on behalf of the Company that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential and/or proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing (or verbally in the case of oral communication) when received by such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or any other holder of any Note, (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available or (e) relates to the “tax treatment” or “tax structure” of the transactions contemplated by this Agreement, as such terms are defined in Section 1.6011-4 of the Treasury Department regulations issued under the Code, and all materials of any kind that are provided to such Purchaser relating to such tax treatment or tax structure, except to the extent that disclosure of such information is not permitted under any applicable securities laws, and except with respect to any item that contains information concerning the tax treatment or tax structure of a transaction as well as Confidential Information, this clause (e) shall only apply to that portion of the item relating to tax treatment or tax structure. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with reasonable procedures adopted by it in good faith to protect confidential information of third parties delivered to it; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and Affiliates (which Affiliates have agreed to hold confidential the confidential information) (to the extent such disclosure reasonably relates to the administration of the investment represented by

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its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20, and such written agreement shall name the Company as a third party beneficiary thereof), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over it to the extent required or requested, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio to the extent required or requested, or (viii) any other Person to which such delivery or disclosure may be required (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that has previously delivered such confirmation), such holder will enter into an agreement with the Company confirming in writing that it is bound by the provisions of this Section 20.

In the event that as a condition to receiving access to information that is required to be provided by the Company or its Subsidiaries pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other

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than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.

Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement (including any Supplemental Note Purchase Agreement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, Net Loss or interest, taking into account Net Gain, if any, on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.    Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Debt”), any election by the Company or any Restricted Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

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If the Company shall notify the holders of Notes that the Company wishes to amend any covenant in Section 10 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Required Holders notify the Company that the Required Holders wish to amend Section 10 for such purpose), then the Company and the holders of the Notes shall negotiate in good faith to make such adjustments as shall be necessary to eliminate the effect of such change in GAAP on such covenant; provided that, until either agreement is reached on such adjustments and the covenant is amended in a manner satisfactory to the Company and the Required Holders, or such notice is withdrawn, (i) the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective and (ii) the Company shall provide to the holders of Notes a reconciliation showing calculations with respect to such covenant before and after giving effect to such change in GAAP.

Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 22.7.    Submission to Jurisdiction; Waiver of Jury Trial. (a) The Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 18 above or to its agent referred to below at such agent’s address set forth below (with a courtesy copy to the Company at the address set forth in Section 18) and that service so made shall be deemed to be completed upon actual receipt. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

(b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

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(c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 18, to C T Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent for the purpose of receiving service of any process in the United States. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.

(d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)    The Company hereby irrevocably appoints C T Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, to receive for it, and on its behalf, service of process in the United States.

(f)    The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement and the Notes, any financing agreement, any loan party document or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 22.8.    Obligation to Make Payment in Applicable Currency. (a) Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of the Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement or in the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any

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indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. If the amount of Dollars that could be so purchased is more than the amount of Dollars originally due to such holder, then such holder agrees to promptly remit such excess to the Company.

(b)    Any payment on account of an amount that is payable hereunder or under the Notes in Euros which is made to or for the account of any holder of the Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or under the Notes only to the extent of the amount of Euros which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement or in the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. If the amount of Euros that could be so purchased is more than the amount of Euros originally due to such holder, then such holder agrees to promptly remit such excess to the Company.

(c)    Any payment on account of an amount that is payable hereunder or under the Notes in Sterling which is made to or for the account of any holder of the Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or under the Notes only to the extent of the amount of Sterling which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Sterling that could be so purchased is less than the amount of Sterling originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement or in the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. If the amount of Sterling that could be so purchased is more than the amount of Sterling originally due to such holder, then such holder agrees to promptly remit such excess to the Company.

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Section 22.9.    Determinations Involving Different Currencies. For purposes of establishing the outstanding principal amounts of the Notes in connection with (i) allocating any applicable partial prepayment of the Notes or (ii) determining whether the holders of the requisite percentage of the aggregate principal amount of the Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, have accepted any prepayment applicable herein, or have directed the taking of any action provided herein or therein to be taken upon the direction of the holders of a specified percentage of the aggregate outstanding principal amount of the Notes, the outstanding principal amount of (a) any Note denominated in Euros at the time of such determination shall be converted to Dollars at a conversion rate of €1.00 = U.S.$1.0746 and (b) any Note denominated in Sterling at the time of such determination shall be converted to Dollars at a conversion rate of £1.00 = U.S.$1.2729.

Section 22.10.    Change in Currencies. If either the Euro or Pound Sterling is unavailable to the Company due to circumstances beyond the Company’s control (including the dissolution of the Euro) or if the Euro or Pound Sterling is no longer being used for the settlement of transactions by public institutions of or within the international banking community, then the Required Holders and the Company shall cooperate in good faith to amend this Agreement and the Notes to make all necessary changes, so far as practicable, to place the Company and the holders of the Notes in the substantially identical position each would have been in had no change in currency occurred. The Company and the holders of the Notes agree to use all reasonable efforts to execute and deliver all amendments to this Agreement and the Notes which are necessary to effectuate this Section 22.10 and until such amendments have been executed and delivered, no Default or Event of Default shall occur as a result of the Company’s or any Guarantor’s failure to make any payment in such currency under this Agreement, the Notes, the Affiliate Guaranty or the Security Documents in the circumstances described in the first sentence of this Section 22.10 if the Company is engaging in good faith negotiations of such amendments.

SECTION 23.	TAX INDEMNIFICATION; FATCA INFORMATION.

(a)    All payments under this Agreement and the Notes will be made by the Company in lawful currency of the United States of America, Euros, or Pounds Sterling, as applicable, free and clear of, and without liability for withholding or deduction for or on account of, any present or future taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority thereof or therein) from or through which payments are made (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such tax is compelled by law.

(b)    If any deduction or withholding for any tax of a Taxing Jurisdiction shall at any time be required by law in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and will pay to each holder of a Note (unless the Company has determined to prepay the Notes in accordance with Section 8.9(a) and received a Rejection Notice in respect of such holder in accordance with Section 8.9(a)) such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this

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Agreement or the Notes after such deduction, withholding or payment (including any required deduction or withholding of tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)    any tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a tax that would not have been imposed but for the Company, after the date of this Agreement, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to the Taxing Jurisdiction imposing the relevant tax;

(ii)    any estate, inheritance, gift, transfer, sales, excise, personal property, wealth, personal property or similar taxes imposed with respect to the Notes;

(iii)    any tax imposed otherwise than by withholding from payments under the Agreement or the Notes;

(iv)    any tax that would not have been imposed but for the delay or failure by such holder in delivering to the Company in a timely manner (following a written request by the Company) and, if applicable, in the filing with the relevant Taxing Jurisdiction in a timely manner such properly completed Forms (as defined below) as are required or permitted to be so delivered or filed by such holder to avoid or reduce such taxes (including for such purpose any refilings or resubmissions or renewals of filings or submissions that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not result in any confidential and proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(iv) upon the proper completion and submission of such Forms (including refiling or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such holder of such written request;

(v)    any taxes imposed pursuant to FATCA; or

(vi)    any combination of clauses (i) through (v) above;

STERIS plc	NOTE PURCHASE AGREEMENT

provided further that in no event shall the Company be obligated to pay such additional amounts to any holder (i) not resident in the United States of America in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant tax and the Company shall have given timely notice of such law or interpretation to such holder.

(c)    By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver in a timely manner to or as reasonably directed by the Company all such forms, certificates, documents, declarations, identification and returns (collectively, “Forms”) required or permitted to be filed or submitted by or on behalf of such holder in order to avoid or reduce any such tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or to claim the benefit of an applicable tax treaty or (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 23(c) shall require any holder to provide information with respect to any such Form or otherwise if such Form or disclosure of information would involve the disclosure of confidential and proprietary income tax return information of such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority (which in the case of a United Kingdom HM Revenue and Customs Form US-Company 2002 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with the instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company; provided, further, that this Agreement shall be deemed to be such written request of the Company.

(d)    On or before the date of the Closing, the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the United Kingdom pursuant to Section 23(b)(ii), if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any such Form and English translation then required.

(e)    If the Company pays an additional amount under this Section 23 to or for the account of any holder of a Note and such holder is entitled to a refund of the tax to which such payment is attributable upon the making of a filing, then such holder shall use reasonable efforts to complete and deliver such refund forms to or as directed by the Company. If such holder in its reasonable discretion determines that it has received or been granted a refund of such taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its reasonable discretion, determine to be attributable to the relevant taxes or deduction or withholding. Nothing in this Section 23(e) shall (i) interfere with the right of the holder of any Note to arrange

STERIS plc	NOTE PURCHASE AGREEMENT

its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it or (ii) oblige any holder of any Note to disclose any confidential and proprietary income tax return information of such holder.

(f)    The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company of any tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(g)    If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any tax in respect of which the Company would be required to pay any additional amount under this Section 23, but for any reason does not make such deduction or withholding with the result that a liability in respect of such tax is assessed by the relevant Taxing Jurisdiction directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(h)    [reserved].

(i)    The obligations of the Company under this Section 23 shall survive the payment or transfer of any Note and the provisions of this Section 23 shall also apply to successive transferees of the Notes.

(j)    By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (i) in the case of any such holder that is a United States person for federal income tax purposes, such holder’s United States tax identification number or other properly completed Forms (including Internal Revenue Service Form W-9) reasonably requested by the Company as may be necessary or appropriate to establish such holder’s status as a United States person for U.S. federal income tax purposes and (ii) in the case of any such holder that is not a United States person for U.S. federal income tax purposes, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such other documentation or properly completed Forms (including an appropriate Internal Revenue Service Form W-8, as applicable) as may be necessary or appropriate for the Company (x) to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA, (y) to determine the amount (if any) to deduct and withhold from any such payment made to such

STERIS plc	NOTE PURCHASE AGREEMENT

holder or (z) to establish such holder’s status as not a United States person for U.S. Federal income tax purposes. Nothing in this Section 23 shall require any holder to provide information with respect to any Form or otherwise if such information is confidential or proprietary to such holder (in which case, for the absence of doubt, no payment of additional amounts by the Company under this Section 23 shall be required to the extent the relevant tax would not have been imposed, or would have been imposed at a reduced rate, had the holder provided such information in a timely and proper manner) unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential (subject to any disclosure requirements required pursuant to FATCA).

(k)    HMRC DT Treaty Passport Scheme. Any Purchaser (or holder of a Note) who holds a passport under the HMRC DT Treaty Passport Scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect by providing its scheme reference number and its jurisdiction of tax residence as follows: (a) in the case of each Purchaser, providing such information in Schedule A at the date of this Agreement or in a Supplemental Note Purchase Agreement, and (b) in the case of any transferee of a Note, providing such information in the materials provided by the holder of a Note to the Company in writing at the time of transfer.

Where a Purchaser (or transferee of a Note) has provided its HMRC DT Treaty Passport Scheme reference number and jurisdiction of tax residence in Schedule A at the date of this Agreement or in a Supplemental Note Purchase Agreement or in a written notice delivered to the Company prior to the relevant Closing (or in the information provided by the holder of a Note to the Company in writing upon transfer) as provided above, the Company shall file a duly completed form DTTP2 in respect of such Purchaser (or transferee of a Note) with HMRC within 30 days of the date of the relevant Closing (or, in the case of any transferee of a Note, within 30 days of completion of the transfer thereof) and shall provide such Purchaser (or, in the case of any transferee of a Note, such holder) with a copy of that filing if so requested by such Purchaser or transferee.

STERIS plc	NOTE PURCHASE AGREEMENT

(l)    Qualifying Private Placement Certificate. Any Purchaser or other holder of a Note may deliver a QPP Certificate to the Company and provided that such QPP Certificate has not become a withdrawn certificate or a cancelled certificate (within the meaning of regulations 6 and 7 respectively of the Income Tax (Qualifying Private Placement Regulations) 2015 (SI 2015/2002) (the “QPP Regulations”) (unless such withdrawal or cancellation is as a consequence of the failure of the Company to comply with its obligations under regulation 7 of the QPP Regulations other than where regulation 7(4)(b) applies as a consequence of a Purchaser or other holder of the Note failing to provide accurate information) such Purchaser or holder shall not be required to file any other Form seeking relief in respect of United Kingdom withholding tax pursuant to the applicable double taxation agreement or to provide its HMRC DT Treaty Passport Scheme reference number (and so be non-compliant with the provisions of this Section 23) unless it has failed to file such Form in accordance with the provisions of this Section 23 within the period of 30 days following it being notified of the QPP Certificate becoming a withdrawn or cancelled certificate and receiving a written request to do so from the Company or its legal counsel.

*        *        *         *        *        *

STERIS plc	NOTE PURCHASE AGREEMENT

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

STERIS PLC

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	Senior Vice President, Chief
Financial Officer and Treasurer

STERIS plc	NOTE PURCHASE AGREEMENT

Accepted as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ John Wills
Name:	John Wills
Title:	Senior Vice President and Managing Director

METLIFE INSURANCE COMPANY USA by MetLife Investment Advisors, LLC, Its
Investment Manager

METLIFE INSURANCE K.K. by MetLife Investment Advisors, LLC, Its
Investment Manager

By:	/s/ C. Scott Inglis
Name:	C. Scott Inglis
Title:	Managing Director

STERIS plc	NOTE PURCHASE AGREEMENT

Accepted as of the date thereof.

PENSIONSKASSE DES BUNDES PUBLICA
By:	MetLife Investment Management Limited,
as Investment Manager

By:	/s/ Jason Rothenberg
Name:	Jason Rothenberg
Title:	Authorised Signatory

STERIS plc	NOTE PURCHASE AGREEMENT

Accepted as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Quackenbush
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ David Quackenbush
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ David Quackenbush
Vice President

Accepted as of the date thereof.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By: Voya Investment Management LLC, as Agent

By:	/s/ Christoper P. Lyons
Name:	Christoper P. Lyons
Title:	Managing Director

LEO 2013-1 LLC
IBM PERSONAL PENSION PLAN TRUST
By: Voya Investment Management Co. LLC, as Agent

By:	/s/ Christoper P. Lyons
Name:	Christoper P. Lyons
Title:	Managing Director

Accepted as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Barings LLC, as Investment Adviser

By:	/s/ James Moore
Name:	James Moore
Title:	Managing Director

Accepted as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	Director

Accepted as of the date thereof.

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Julie Hoyer
Julie Hoyer
Investment Executive-Fixed Income

By:	/s/ Jeffrey Attwood
Jeffrey Attwood
Investment Professional-Fixed Income

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Julie Hoyer
Julie Hoyer
Investment Executive-Fixed Income

By:	/s/ Jeffrey Attwood
Jeffrey Attwood
Investment Professional-Fixed Income

Accepted as of the date thereof.

MODERN WOODMEN OF AMERICA

By:	/s/ Brett M. Van
Brett M. Van
Treasurer & Investment Manager

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Affiliate Guaranty” is defined in Section 2.2(a) and shall include any Guaranty delivered pursuant to Section 9.7.

“Agent” means JPMorgan Chase Bank, N.A., as Agent under the Bank Credit Agreement and any successor or other agent serving in a similar capacity.

“Agreement” is defined in Section 1.1.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Currency” means (a) in the case of Dollar Notes, Dollars, (b) in the case of Euros Notes, Euros and (c) in the case of Sterling Notes, Pounds Sterling.

“Bank Credit Agreement” means that certain Credit Agreement effective as of March 31, 2015 (as amended by the First Amendment dated as of May 29, 2015) among the Company, the Agent and the other parties thereto, as from time to time supplemented, amended, modified, extended, renewed, refinanced or replaced.

“Banks” means the lending institutions party to the Bank Credit Agreement.

“Blocked Person” is defined in Section 5.16(a).

“Borrowed Debt” means any Debt for borrowed money, including loans, hybrid securities, debt convertible into Equity Interests and any Debt represented by notes, bonds, debentures or other similar evidences of Debt for borrowed money.

“Business Day” means any day other than a Saturday, a Sunday, a day on which commercial banks in New York, New York are required or authorized to be closed or (with respect to a holder of Euro Notes) a day which is not a TARGET Settlement Day or (with respect to a holder of Sterling Notes) a day on which commercial banks in London, England are required or authorized to be closed.

“Capital Lease” means, at any time, a lease (or similar arrangement conveying the right to use) with respect to which the lessee (or other user) is required concurrently to recognize the

SCHEDULE B

(to Note Purchase Agreement)

acquisition of an asset and the incurrence of a liability in accordance with GAAP as in effect on the date hereof. Notwithstanding anything in this Agreement to the contrary, the provisions contained in Section 22.4 hereof shall not apply to any change in GAAP addressed in this definition of “Capital Lease”.

“Cash Equivalents” means (a) marketable direct obligations with maturities of one year or less from the date of acquisition, issued by or fully guaranteed or insured by (i) the United States Government or any agency or instrumentality thereof or (ii) any member state of the European Union; (b) marketable general obligations issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision, agency or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any other foreign government or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, which are rated at least A- by S&P or A-1 by Moody’s; (c) marketable direct obligations with maturities of one year or less from the date of acquisition, issued by an issuer rated at least A-/A-1 by S&P or A3/P-1 by Moody’s; or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition; (d) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, notes, debt securities, bankers’ acceptances and repurchase agreements, in each case having maturities of one year or less from the date of acquisition, issued, and money market deposit accounts issued or offered, by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or foreign commercial bank of recognized standing having combined capital and surplus of not less than $100,000,000 or any bank (or the parent company of any such bank) whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-2 or an equivalent rating from another rating agency; (e) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition; (f) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (d) of this definition, having a term of not more than 30 days, with respect to notes or other securities described in clause (a) of this definition; (g) any notes or other debt securities or instruments issued by any Person, (i) the payment and performance of which is premised upon (A) securities issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of such state, commonwealth or territory or any public instrumentality or agency thereof or any foreign government or (B) loans originated or acquired by any other Person pursuant to a plan or program established by any Governmental Authority that requires the payment of not less than 95% of the outstanding principal amount of such loans to be guaranteed by (1) a specified Governmental Authority or (2) any other Person (provided that all or substantially all of such guarantee payments made by such Person are contractually required to be reimbursed by any other Governmental Authority), (ii) that are rated at least AAA by S&P and Aaa by Moody’s and (iii) which are disposed of by the Company or any member of the Consolidated Group within one year after the date of acquisition thereof; (h) shares of money market, mutual or similar funds that (i) invest in assets satisfying the requirements of clauses (a) through (g) (or any of such clauses) of this definition, and (ii) have portfolio assets of at least

$1,000,000,000; and (i) any other investment which constitutes a “cash equivalent” under GAAP as in effect from time to time.

“Change in Control” means (i) an event or series of events by which any person or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (such person or persons hereinafter referred to as an “Acquiring Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the then outstanding Voting Stock of the Company or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, a majority of the members of the board of directors of the Company shall not be Continuing Directors; provided that, notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if the Company (or the Acquiring Person if either (x) the Company is no longer in existence or (y) the Acquiring Person has acquired all or substantially all of the assets or stock thereof, and, in either case, such Acquiring Person has assumed the obligations of the Company under the Notes) shall have an Investment Grade Rating immediately following such Acquiring Person becoming the “beneficial owner” or consummating such acquisition.

“CISADA” is defined in Section 5.16.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Agent” is defined in Section 2.2(b).

“Collateral Documents” is defined in Section 2.2(b).

“Company” is defined in the introductory paragraph to this Agreement and shall include any permitted successor thereto.

“Company Merger” means the indirect or direct acquisition of all of the outstanding capital stock of STERIS Corporation by New STERIS Limited pursuant to that certain Agreement and Plan of Merger, dated as of October 13, 2014, by and among STERIS Corporation and other parties thereto, as amended, amended and restated or replaced.

“Confidential Information” is defined in Section 20.

“Consolidated” means the resultant consolidation of the financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Schedule 5.5 hereof.

“Consolidated EBITDA” means, for any fiscal period, the Consolidated net income of the Consolidated Group for such period determined in accordance with GAAP plus the following, to the extent deducted in calculating such Consolidated net income: (a) Consolidated Interest

Expense, (b) the provision for Federal, state, local and foreign taxes based on income, profits, revenue, business activities, capital or similar measures payable by the Company and its Subsidiaries in each case, as set forth on the financial statements of the Consolidated Group, (c) depreciation (including depletion) and amortization expense, (d) any extraordinary or unusual charges, expenses or losses, (e) net after-tax losses (including all fees and expenses or charges relating thereto) on sales of assets outside of the ordinary course of business and net after-tax losses from discontinued operations, (f) any net after-tax losses (including all fees and expenses or charges relating thereto) on the retirement of debt, (g) any other non - recurring or non-cash charges, expenses or losses (including charges, fees and expenses incurred in connection with the Transactions); provided that for any period of four consecutive fiscal quarters non-recurring cash expenses added back pursuant to this clause (g) (other than those in connection with the Transactions or any acquisition) shall not exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA (before giving effect to such non-recurring cash add back) for the applicable four quarter period, (h) minority interest expense, and (i) non-cash stock option expenses, non-cash equity-based compensation and/or non-cash expenses related to stock-based compensation, and minus, to the extent included in calculating such Consolidated net income for such period, the sum of (i) any extraordinary or unusual income or gains, (ii) net after-tax gains (less all fees and expenses or charges relating thereto) on the sales of assets outside of the ordinary course of business and net after-tax gains from discontinued operations (without duplication of any amounts added back in clause (b) of this definition), (iii) any net after-tax gains (less all fees and expenses or charges relating thereto) on the retirement of debt, (iv) any other nonrecurring or non-cash income and (v) minority interest income, all as determined on a Consolidated basis. Consolidated EBITDA will be calculated on a pro forma basis as if the Transactions and any related incurrence or repayment of Debt by the Company or any of its Subsidiaries had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition other than cost savings permitted to be included under Regulation S-X of the Securities and Exchange Commission. In addition, in the event that the Company or any of its Subsidiaries acquired or disposed of any Person, business unit or line of business or made any investment during the relevant period, Consolidated EBITDA will be determined giving pro forma effect to such acquisition, disposition or investment as if such acquisition, disposition or investment and any related incurrence or repayment of Debt had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition other than cost savings permitted to be included under Regulation S-X of the Securities and Exchange Commission; provided that if appropriate financial items to calculate Consolidated EBITDA on a pro forma basis for an acquisition or investment are unavailable or were not prepared in accordance with GAAP, then the Company may elect not to include such financial items relating to such acquisition or investment if the amount of Consolidated EBITDA attributable to such acquisition or investment as reasonably determined in good faith by the Company is greater than or equal to $0 or is less negative than negative $25,000,000.

“Consolidated Group” means the Company and its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any fiscal period, the total interest expense of the Consolidated Group on a Consolidated basis determined in accordance with GAAP, including the imputed interest component of capitalized lease obligations during such period, and all commissions, discounts and other fees and charges owed with respect to letters of credit, if any, and net costs under Hedge Agreements relating to interest rates; provided that if the Company or any of its Subsidiaries acquired or disposed of any Person or line of business during the relevant period (including for the avoidance of doubt the Transactions and the Synergy Acquisition), Consolidated Interest Expense will be determined giving pro forma effect to any incurrence or repayment of Debt related to such acquisition or disposition as if such incurrence or repayment of Debt had occurred on the first day of the relevant period.

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets at such date as reflected on the Consolidated balance sheet of the Company most recently delivered pursuant to Section 7.1(a) or Section 7.1(b).

“Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Borrowed Debt of the Consolidated Group determined on a Consolidated basis as of such date.

“Continuing Director” means, for any period, an individual who is a member of the board of directors of the Company on the first day of such period or whose election to the board of directors of the Company is approved by a majority of the other Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled” shall have a meaning correlative thereto.

“Control Event” means the execution by the Company of a definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Covenant Material Adverse Effect” means a material adverse effect on (a) the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (b) the rights and remedies of any holder of a Note under this Agreement, taken as a whole, or (c) the ability of the Company and the Guarantors, taken as a whole, to perform their payment obligations under this Agreement.

“Creditors” means the Agent, the Banks, the holders of the Notes and any other Persons who are lenders under a Material Credit Facility.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as Capital Leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below directly guaranteed in any manner by such Person, or the payment of which is otherwise provided for by such Person, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default that has not been waived by the Required Holders.

“Default Rate” means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes as such rate of interest may be modified in accordance with the second paragraph of the Notes.

“Disinterested Director” means, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispositions” is defined in Section 10.5.

“Dollar Notes” means the Notes denominated in Dollars.

“Dollars” or “$” means lawful money of the United States of America.

“Eligible Purchasers” means any Initial Purchaser of the Series A Notes and additional Institutional Investors; provided that the aggregate number of Eligible Purchasers shall not at any time exceed a number which, if exceeded, would result in the loss of the exemption in respect of any Series of Notes from the registration requirements of the Securities Act.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Euro Notes” means the Notes denominated in Euros.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements between the United States and any other jurisdiction entered into in connection with the foregoing (including any treaty, law, regulation or other official guidance adopted pursuant to any such intergovernmental agreement).

“Foreign Guarantor” means any Guarantor that is not organized under the laws of the United States or any jurisdiction within the United States.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, which shall include the official interpretations thereof by the Financial Accounting Standards Board applied on a consistent basis with past accounting practices and procedures of the Company.

“Governmental Authority” means:

(a)    the government of

(i)    the United States of America or any State or other political subdivision thereof, or

(ii)    any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such indebtedness or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guarantors” is defined in Section 2.2(a) and shall include any Affiliate which has complied with the requirements of Section 9.7.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward contracts and other similar agreements.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Closing” is defined in Section 3.

“Initial Purchaser” is defined in Section 2.1.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Investment Grade Rating” means, at the time of determination, at least one of the following ratings of a Person’s senior, unsecured long-term indebtedness for borrowed money which is pari passu with the Notes and which does not have the benefit of a guaranty from any Person other than any such Person that at such time also so guarantees the obligations of the Company under this Agreement and the Notes: (i) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, or any successor thereof (“S&P”), “BBB-” or better, (ii) by Moody’s Investors Service, Inc., or any successor thereof (“Moody’s”), “Baa3” or better, or (iii) by another rating agency of recognized national standing, an equivalent or better rating.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“London Banking Day” means any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

“Make-Whole Amount” is defined in Section 8.6.

“Margin Stock” has the meaning provided in Regulation U.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Restricted Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, or division thereof or other entity, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or a series of transactions) at least a majority of the voting power of all Voting Stock of a Person (on a fully diluted basis), if the aggregate amount of Debt incurred by one or more of the Company and its Restricted Subsidiaries to finance the purchase price of, or other consideration for, and/or assumed by one or more of them in connection with, such acquisition is at least $150,000,000 (or the equivalent of such amount in the relevant currency of payment, reasonably determined by the Company as of the date of the closing of such acquisition based on the exchange rate of such other currency).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or the Company to perform its obligations under this Agreement, any Supplemental Note Purchase Agreement, the Notes and any Security Document to which it is a party, or (c) the validity or enforceability of this Agreement, any Supplemental Note Purchase Agreement, the Notes or any of the Security Documents.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)    the Bank Credit Agreement;

(b)    the 2015 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(c)    the 2012 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(d)    the 2008 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(e)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of the Initial Closing by the Company or any Restricted Subsidiary, or in respect of which the Company or any Restricted Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Subsidiary” means a Subsidiary that has total assets (on a consolidated basis with its Subsidiaries) of $80,000,000 or more.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Gain” is defined in Section 8.7.

“Net Loss” is defined in Section 8.7.

“New STERIS Limited” means New STERIS Limited, a private limited company organized under the laws of England and Wales, and any successor thereto.

“Non-Swapped Note” is defined in Section 8.6.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Offeree Letter” means that certain letter dated January 23, 2017 from J.P. Morgan Securities LLC, setting forth the procedures taken with respect to the offer and sale of the Series A Notes and the Affiliate Guaranty and any Offeree Letter delivered in connection with a Supplemental Note Purchase Agreement which shall be dated the date on or about the date of any such Supplemental Note Purchase Agreement.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Participating Member State” means any member state of the European Community that maintains the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Encumbrances” means:

(a)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 11(i);

(b)    statutory and contractual Liens in favor of a landlord on real property leased or subleased by or to any member of the Consolidated Group; provided that, if the lease or sublease is to a member of the Consolidated Group, such member is current with respect to payment of all rent and other amounts due to the lessor or sublessor under any lease or sublease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

(c)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by any member of the Consolidated Group in excess of those required by applicable banking regulations;

(d)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by any member of the Consolidated Group in the ordinary course of business;

(e)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(f)    Liens solely on any cash earnest money deposits made by any member of the Consolidated Group in connection with any letter of intent or purchase agreement relating to an acquisition;

(g)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any member of the Consolidated Group in the ordinary course of business and permitted by this Agreement;

(h)    options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like; and

(i)    Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of Debt) and trade-related letters of credit, in each case, outstanding on the date of the Initial Closing or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof.

“Permitted Receivables Facility” means an accounts receivable facility established by the Receivables Subsidiary and Company or any of its Subsidiaries, whereby the Company or such Subsidiary shall have sold or transferred the accounts receivables of the Company or such Subsidiary to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the Debt or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Company or its Subsidiaries (other than the Receivables Subsidiary), (b) there shall be no recourse or obligation to the Company or its Subsidiaries (other than the Receivables Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Facility that in the reasonable opinion of the Company are customary for securitization transactions, and (c) the Company and its Subsidiaries (other than the Receivables Subsidiary) shall not have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in clause (b) of this definition.

“Person” means an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, association, institution, estate, trust, unincorporated organization, or a government or agency or political subdivision thereof or any other entity.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pounds Sterling”, “Sterling” or “£” means lawful money of the United Kingdom.

“Priority Debt” means, without duplication, the sum of the aggregate principal amount of (a) all Debt and other obligations of the Company and its Restricted Subsidiaries secured by Liens pursuant to Section 10.3(j) and (b) all Debt of Restricted Subsidiaries that are not Guarantors incurred pursuant to Section 10.1(h); provided, however, Priority Debt shall not include the Notes and any Debt or other obligations with which the Notes are equally and ratably secured pursuant to the requirements of Section 9.8.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.8(c).

“Purchasers” means the Initial Purchasers and one or more Eligible Purchasers that enters into a Supplemental Note Purchase Agreement with the Company.

“QPP Certificate” means a certificate substantially in the form set forth in Exhibit QPP delivered to the Company by a purchaser or other holder of a Note pursuant to Section 23(l).

“QPAM Exemption” is defined in Section 6.2(d).

“Receivables Related Assets” means, collectively, accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to the Permitted Receivables Facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

“Receivables Subsidiary” means a wholly-owned Subsidiary of the Company that has been established as a “bankruptcy remote” Subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

“Required Holders” means, at any time, subject to Section 17.1, (i) prior to the Initial Closing, the Purchasers, and (ii) on or after the Initial Closing, the holders of at least 51% in principal amount of each Series of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Margin Stock” means Margin Stock owned by the Company and its Subsidiaries the value of which (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U) represents not more than 33% of the aggregate value (determined as required under clause (2)(i) of the definition of “Indirectly Secured” set forth in Regulation U), on a consolidated basis, of the property and assets of the Company and its Subsidiaries (excluding any Margin Stock) that is subject to the provisions of Sections 10.3 or 10.4.

“Restricted Subsidiary” means any Subsidiary (a) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company, and (b) which is not designated as an “Unrestricted Subsidiary”.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Documents” is defined in Section 2.2(b).

“Senior Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or comptroller of the Company, as applicable.

“Series” means any series of notes issued hereunder. For the avoidance of doubt, the Series A Notes shall constitute a single Series hereunder, and any Supplemental Notes shall constitute a separate Series, as identified in the related Supplemental Note Purchase Agreement.

“Series A Notes” is defined in Section 1.1.

“Series A-1 Notes” is defined in Section 1.1.

“Series A-2 Notes” is defined in Section 1.1.

“Series A-3 Notes” is defined in Section 1.1.

“Series A-4 Notes” is defined in Section 1.1.

“Series A-5 Notes” is defined in Section 1.1.

“Series A-6 Notes” is defined in Section 1.1.

“Series A-7 Notes” is defined in Section 1.1.

“Settlement Date” is defined in Section 6.2.

“Significant Restricted Subsidiary” means at any time any Restricted Subsidiary that would at such time constitute a “Significant Subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

“Source” is defined in Section 6.2.

“STERIS Corporation” means STERIS Corporation, an Ohio corporation, and any successor thereto.

“Sterling Notes” mean the Notes denominated in Pounds Sterling.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to direct policies, management and affairs of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplemental Closing” is defined in Section 2.3.

“Supplemental Closing Date” is defined in Section 2.3.

“Supplemental Note Purchase Agreement” is defined in Section 2.3.

“Supplemental Notes” is defined in Section 1.2.

“Supplemental Purchaser Schedule” means the Schedule of Purchasers of any Series of Supplemental Notes which is attached to the Supplemental Note Purchase Agreement relating to such Series.

“Supplemental Purchasers” is defined in Section 2.3.

“Swap Breakage Amount” is defined in Section 8.7.

“Swapped Note” is defined in Section 8.6(b).

“Synergy Acquisition” means (a) the Company Merger and (b) the indirect or direct acquisition of all of the outstanding shares of Synergy Health plc subject to a scheme document or offer document by New STERIS Limited, pursuant to a scheme of arrangement under section 895 of the UK Companies Act or “takeover offer” within the meaning of section 974 (other than section 974 (2)(b)) of the UK Companies Act.

“Synergy Health plc” means Synergy Health plc, a public limited company organized under the laws of England and Wales and any successor thereto.

“TARGET Settlement Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payment in Euros.

“Taxing Jurisdiction” is defined in Section 23(a).

“Transactions” means (i) the Synergy Acquisition, (ii) the entry into new senior notes in connection with the Synergy Acquisition, (iii) the entry into the Bank Credit Agreement and (iv) the refinancing, prepayment, repayment, redemption, discharge, defeasance and/or amendment of all existing Company indebtedness and existing Synergy Health plc indebtedness.

“2008 Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement dated as of March 31, 2015 between the Company and each of the institutions named in Schedule A thereto amending and restating those certain Note Purchase Agreements each dated as of August 15, 2008 between the Company and each of the institutions named in Schedule A thereto.

“2012 Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement dated as of March 31, 2015 between the Company and each of the institutions named in Schedule A thereto amending and restating those certain Note Purchase Agreements each dated as of December 4, 2012 between the Company and each of the institutions named in Schedule A thereto.

“2015 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of May 15, 2015 between the Company and each of the institutions named in Schedule A thereto.

“Unrestricted Margin Stock” means any Margin Stock owned by the Company and its Subsidiaries which is not Restricted Margin Stock.

“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

[FORM OF SERIES A-1 NOTE]

STERIS PLC

3.93% Senior Notes, Series A-1, due February 27, 2027

No. [ ]	[Date]
$	PPN G8472# AA9

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] DOLLARS on February 27, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.93% per annum from the date hereof, payable semiannually, on the 27th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Company has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00 until the first day of the first calendar month after the date upon which the Company has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is equal to or less than 3:00 to 1:00; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Company fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such

EXHIBIT 1-A

(to Note Purchase Agreement)

delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”) of the Company in the aggregate principal amount of $50,000,000 which, together with the Company’s (i) €60,000,000 aggregate principal amount of 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”), (ii) $45,000,000 aggregate principal amount of 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”), (iii) €20,000,000 aggregate principal amount of 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”), (iv) £45,000,000 aggregate principal amount of 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”), (v) €19,000,000 aggregate principal amount of 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”), and (vi) £30,000,000 aggregate principal amount of 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; collectively being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein, is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in

E-1-A-2

the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-A-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1-A-4

[FORM OF SERIES A-2 NOTE]

STERIS PLC

1.86% Senior Notes, Series A-2, due February 27, 2027

No. [ ]	[Date]
€	PPN G8472# AB7

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Euros on February 27, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 1.86% per annum from the date hereof, payable semiannually, on the 27th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Company has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00 until the first day of the first calendar month after the date upon which the Company has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is equal to or less than 3:00 to 1:00; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Company fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such

EXHIBIT 1-B

(to Note Purchase Agreement)

delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Payments of principal of, interest on and (with respect to this Note if it is a Non-Swapped Note) any Make-Whole Amount with respect to this Note are to be made in Euros at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. At any time that this Note is a Swapped Note, certain amounts payable with respect to this Note shall be payable in Dollars at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”) of the Company in the aggregate principal amount of €60,000,000 which, together with the Company’s (i) $50,000,000 aggregate principal amount of 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”), (ii) $45,000,000 aggregate principal amount of 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”), (iii) €20,000,000 aggregate principal amount of 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”), (iv) £45,000,000 aggregate principal amount of 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”), (v) €19,000,000 aggregate principal amount of 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”), and (vi) £30,000,000 aggregate principal amount of 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; collectively being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein, is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

E-1-B-2

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (taking into account any applicable (i) Make-Whole Amount and (ii) Net Loss or Net Gain) and with the effect provided in the Note Purchase Agreement.

E-1-B-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1-B-4

[FORM OF SERIES A-3 NOTE]

STERIS PLC

4.03% Senior Notes, Series A-3, due February 27, 2029

No. [ ]	[Date]
$	PPN G8472# AC5

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Dollars on February 27, 2029, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 4.03% per annum from the date hereof, payable semiannually, on the 27th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Company has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00 until the first day of the first calendar month after the date upon which the Company has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is equal to or less than 3:00 to 1:00; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Company fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such

EXHIBIT 1-C

(to Note Purchase Agreement)

delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”) of the Company in the aggregate principal amount of $45,000,000 which, together with the Company’s (i) $50,000,000 aggregate principal amount of 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”), (ii) €60,000,000 aggregate principal amount of 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”), (iii) €20,000,000 aggregate principal amount of 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”), (iv) £45,000,000 aggregate principal amount of 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”), (v) €19,000,000 aggregate principal amount of 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”), and (vi) £30,000,000 aggregate principal amount of 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; collectively being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein, is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in

E-1-C-2

the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-C-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1-C-4

[FORM OF SERIES A-4 NOTE]

STERIS PLC

2.04% Senior Notes, Series A-4, due February 27, 2029

No. [ ]	[Date]
€	PPN G8472# AD3

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Euros on February 27, 2029, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 2.04% per annum from the date hereof, payable semiannually, on the 27th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Company has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00 until the first day of the first calendar month after the date upon which the Company has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is equal to or less than 3:00 to 1:00; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Company fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such

EXHIBIT 1-D

(to Note Purchase Agreement)

delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Payments of principal of, interest on and (with respect to this Note if it is a Non-Swapped Note) any Make-Whole Amount with respect to this Note are to be made in Euros at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. At any time that this Note is a Swapped Note, certain amounts payable with respect to this Note shall be payable in Dollars at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”) of the Company in the aggregate principal amount of €20,000,000 which, together with the Company’s (i) $50,000,000 aggregate principal amount of 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”), (ii) €60,000,000 aggregate principal amount of 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”), (iii) $45,000,000 aggregate principal amount of 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”), (iv) £45,000,000 aggregate principal amount of 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”), (v) €19,000,000 aggregate principal amount of 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”), and (vi) £30,000,000 aggregate principal amount of 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; collectively being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein, is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

E-1-D-2

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (taking into account any applicable (i) Make-Whole Amount and (ii) Net Loss or Net Gain) and with the effect provided in the Note Purchase Agreement.

E-1-D-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1-D-4

[FORM OF SERIES A-5 NOTE]

STERIS PLC

3.04% Senior Notes, Series A-5, due February 27, 2029

No. [ ]	[Date]
£	PPN G8472# AE1

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Pounds Sterling on February 27, 2029, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.04% per annum from the date hereof, payable semiannually, on the 27th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Company has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00 until the first day of the first calendar month after the date upon which the Company has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is equal to or less than 3:00 to 1:00; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Company fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such

EXHIBIT 1-E

(to Note Purchase Agreement)

delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Payments of principal of, interest on and (with respect to this Note if it is a Non-Swapped Note) any Make-Whole Amount with respect to this Note are to be made in Pounds Sterling at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. At any time that this Note is a Swapped Note, certain amounts payable with respect to this Note shall be payable in Dollars at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”) of the Company in the aggregate principal amount of £45,000,000 which, together with the Company’s (i) $50,000,000 aggregate principal amount of 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”), (ii) €60,000,000 aggregate principal amount of 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”), (iii) $45,000,000 aggregate principal amount of 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”), (iv) €20,000,000 aggregate principal amount of 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”), (v) €19,000,000 aggregate principal amount of 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”), and (vi) £30,000,000 aggregate principal amount of 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; collectively being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein, is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

E-1-E-2

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (taking into account any applicable (i) Make-Whole Amount and (ii) Net Loss or Net Gain) and with the effect provided in the Note Purchase Agreement.

E-1-E-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1-E-4

[FORM OF SERIES A-6 NOTE]

STERIS PLC

2.30% Senior Notes, Series A-6, due February 27, 2032

No. [ ]	[Date]
€	PPN G8472# AF8

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Euros on February 27, 2032 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 2.30% per annum from the date hereof, payable semiannually, on the 27th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Company has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00 until the first day of the first calendar month after the date upon which the Company has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is equal to or less than 3:00 to 1:00; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Company fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such

EXHIBIT 1-F

(to Note Purchase Agreement)

delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Payments of principal of, interest on and (with respect to this Note if it is a Non-Swapped Note) any Make-Whole Amount with respect to this Note are to be made in Euros at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. At any time that this Note is a Swapped Note, certain amounts payable with respect to this Note shall be payable in Dollars at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”) of the Company in the aggregate principal amount of €19,000,000 which, together with the Company’s (i) $50,000,000 aggregate principal amount of 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”), (ii) €60,000,000 aggregate principal amount of 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”), (iii) $45,000,000 aggregate principal amount of 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”), (iv) €20,000,000 aggregate principal amount of 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”), (v) £45,000,000 aggregate principal amount of 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”), and (vi) £30,000,000 aggregate principal amount of 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; collectively being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein, is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

E-1-F-2

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (taking into account any applicable (i) Make-Whole Amount and (ii) Net Loss or Net Gain) and with the effect provided in the Note Purchase Agreement.

E-1-F-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1-F-4

[FORM OF SERIES A-7 NOTE]

STERIS PLC

3.17% Senior Notes, Series A-7, due February 27, 2032

No. [ ]	[Date]
£	PPN G8472# AG6

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Pounds Sterling on February 27, 2032 with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.17% per annum from the date hereof, payable semiannually, on the 27th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Company has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is above 3:00 to 1:00 until the first day of the first calendar month after the date upon which the Company has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Company is equal to or less than 3:00 to 1:00; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Company fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such

EXHIBIT 1 G

(to Note Purchase Agreement)

delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Payments of principal of, interest on and (with respect to this Note if it is a Non-Swapped Note) any Make-Whole Amount with respect to this Note are to be made in Pounds Sterling at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. At any time that this Note is a Swapped Note, certain amounts payable with respect to this Note shall be payable in Dollars at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”) of the Company in the aggregate principal amount of £30,000,000 which, together with the Company’s (i) $50,000,000 aggregate principal amount of 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”), (ii) €60,000,000 aggregate principal amount of 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”), (iii) $45,000,000 aggregate principal amount of 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”) (iv) €20,000,000 aggregate principal amount of 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”), (v) £45,000,000 aggregate principal amount of 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”), and (vi) €19,000,000 aggregate principal amount of 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”; collectively being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein, is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

E-1-G-2

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (taking into account any applicable (i) Make-Whole Amount and (ii) Net Loss or Net Gain) and with the effect provided in the Note Purchase Agreement.

E-1-G-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1-G-4

[FORM OF SUPPLEMENTAL NOTE]

STERIS PLC

    % Senior Note, Series     , due              ,

No. [ ]	[Date]
$[ ]	PPN[ ]

FOR VALUE RECEIVED, the undersigned, STERIS plc (herein called the “Company”), a public limited company organized under the laws of England and Wales, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] [DOLLARS] on              ,         , with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of     % per annum from the date hereof, payable semiannually, on the      day of          and          in each year, commencing with the [                    ] or [                    ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to     %. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement. Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in [lawful money of the United States of America][Euros][Pounds Sterling] at [                    ] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Series      Notes”) issued pursuant to a Supplemental Note Purchase Agreement dated as of                      to that Note Purchase Agreement, dated as of January 23, 2017 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the notes issued under the Note Purchase Agreement, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the

EXHIBIT 1.5

(to Note Purchase Agreement)

purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.]

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS PLC

By:
[Title]

E-1.5-2

AFFILIATE GUARANTY

Dated as of January 23, 2017

Re:	$50,000,000 3.93% Senior Notes, Series A-1, due February 27, 2027;

€60,000,000 1.86% Senior Notes, Series A-2, due February 27, 2027;

$45,000,000 4.03% Senior Notes, Series A-3, due February 27, 2029;

€20,000,000 2.04% Senior Notes, Series A-4, due February 27, 2029;

£45,000,000 3.04% Senior Notes, Series A-5, due February 27, 2029;

€19,000,000 2.30% Senior Notes, Series A-6, due February 27, 2032;

£30,000,000 3.17% Senior Notes, Series A-7, due February 27, 2032

of

STERIS plc

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

TABLE OF CONTENTS

(Not a part of the Agreement)

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

AFFILIATE GUARANTY

Re:	$50,000,000 3.93% Senior Notes, Series A-1, due February 27, 2027

€60,000,000 1.86% Senior Notes, Series A-2, due February 27, 2027

$45,000,000 4.03% Senior Notes, Series A-3, due February 27, 2029

€20,000,000 2.04% Senior Notes, Series A-4, due February 27, 2029

£45,000,000 3.04% Senior Notes, Series A-5, due February 27, 2029

€19,000,000 2.30% Senior Notes, Series A-6, due February 27, 2032

£30,000,000 3.17% Senior Notes, Series A-7, due February 27, 2032

This AFFILIATE GUARANTY dated as of January 23, 2017 (the or this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A.    Each Guarantor is an affiliate of STERIS plc, a public limited company organized under the laws of England and Wales (the “Company”).

B.    In order to obtain funds for the purposes set forth in Schedule 5.14 to the Note Purchase Agreement, the Company entered into that certain Note Purchase Agreement dated as of January 23, 2017 (the “Note Purchase Agreement”) between the Company and each of the Purchasers as defined therein providing for, inter alia, the issue and sale by the Company of (a) $50,000,000 aggregate principal amount of its 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”); (b) €60,000,000 aggregate principal amount of its 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”); (c) $45,000,000 aggregate principal amount of its 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”); (d) €20,000,000 aggregate principal amount of its 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”); (e) £45,000,000 aggregate principal amount of its 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”); (f) €19,000,000 aggregate principal amount of its 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”); and (g) £30,000,000 aggregate principal amount of its 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; the Series A-1 Notes, the Series A-2 Notes, the Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes, the Series A-6 Notes and the Series A-7 Notes are hereinafter referred to as the “Series A Notes”; and together with any Supplemental Notes issued pursuant to Section 1.2 of the Note Purchase Agreement, the “Notes”). Each holder of a Note shall be referred to as a “Holder”.

C.    The Purchasers have required as a condition to their agreement to enter into the Note Purchase Agreement that the Company cause each of the undersigned to enter into this Guaranty and to cause each Affiliate that after the date hereof becomes an obligor under or delivers a guaranty pursuant to a Material Credit Facility to enter into a Guaranty Supplement

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

and the Company has agreed to cause each of the undersigned to execute this Guaranty and shall cause such additional Affiliates to execute a Guaranty Supplement, in each case in order to induce the Purchasers to enter into the Note Purchase Agreement and thereby benefit the Company and its Affiliates.

D.    Each of the Guarantors will derive substantial direct and indirect benefit from the Note Purchase Agreement and the issuance of the Series A Notes.

NOW, THEREFORE, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, intending to be legally bound as follows:

SECTION 1.	DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2.	GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

(a)    Subject to the limitation set forth in Section 2(b) hereof and to the provisions of Section 13 hereof, each Guarantor jointly and severally does hereby absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, Net Loss, if any, and interest, taking into account Net Gain, if any, on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, Net Loss, if any, and interest, taking into account Net Gain, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in the applicable currency as set forth in the Note Purchase Agreement, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all reasonable actual out of pocket costs and expenses, legal or otherwise (including attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or the Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances, all in accordance with the terms and provisions of the Notes and the Note Purchase Agreement.

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

(b)    The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3.	GUARANTY OF PAYMENT AND PERFORMANCE.

This is a guaranty of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guaranties, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guaranty ceasing to be binding as a continuing security on any other of them.

SECTION 4.	GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a)    Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

(3)    settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)    Each Guarantor hereby waives, to the fullest extent permitted by law:

(1)    notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)    demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(3)    presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)    Subject to Section 13 hereof, the obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, Make-Whole Amount, if any, Net Loss, if any, and interest, taking into account Net Gain, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2)    any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(3)    any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

(4)    impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

(5)    in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or

(6)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency,

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8)    the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)    any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)    the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)    any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

(12)    any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, Net Loss, if any, and interest, taking into account Net Gain, if any), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13)    any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except pursuant to Section 13 hereof and by the payment of the principal of, Make-Whole Amount, if any, Net Loss, if any, and interest, taking into account Net Gain, if any, on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)    All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the Note Purchase Agreement whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e)    To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full (or other satisfaction agreed to by the Holders) of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall, except to the extent the Holders have received payment, promptly be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)    To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreement have been fully and irrevocably paid and discharged.

(g)    Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded, or otherwise defeased or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(h)    No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(i)    The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other unsecured Debt of such Guarantor.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Purchaser that:

(a)    Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, except as would not reasonably be expected to materially affect the Consolidated Group as a whole, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business,

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof, except as would not reasonably be expected to materially affect the Consolidated Group as a whole.

(b)    This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and upon execution and delivery of this Guaranty and of the Note Purchase Agreement and receipt of consideration for the Note Purchase Agreement and the Notes, this Guaranty will constitute a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum of association, articles of association or by-laws, or any other Material agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor.

(d)    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Guarantor is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e)    Such Guarantor on a consolidated basis has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur or believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

SECTION 6.	GUARANTOR COVENANTS.

From and after the date hereof and continuing so long as any amount on the Notes remains unpaid each Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement, insofar as such provisions apply to such Guarantor, as if such provisions referred to such Guarantor.

SECTION 7.	PAYMENTS FREE AND CLEAR OF TAXES.

(a)    All payments under this Guaranty will be made by each Guarantor in lawful currency of the United States of America, Euros, or Pounds Sterling, as applicable, free and clear of, and without liability for withholding or deduction for or on account of, any present or future taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority thereof or therein) from or through which payments are made (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such tax is compelled by law.

(b)    If any deduction or withholding for any tax of a Taxing Jurisdiction shall at any time be required by law in respect of any amounts to be paid by the Guarantors under this Guaranty, the Guarantors will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and will pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of this Guaranty after such deduction, withholding or payment (including any required deduction or withholding of tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of this Guaranty before the assessment of such tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)    any tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a tax that would not have been imposed but for a Guarantor, after the date of this Agreement, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guaranty are made to the Taxing Jurisdiction imposing the relevant tax;

(ii)    any estate, inheritance, gift, transfer, sales, excise, personal property, wealth, personal property or similar taxes imposed with respect to the Notes;

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

(iii)    any tax imposed otherwise than by withholding from payments under the Note Purchase Agreement, the Notes or this Guaranty;

(iv)    any tax that would not have been imposed but for the delay or failure by such Holder in delivering to the Company in a timely manner (following a written request by the Company) and, if applicable, in the filing with the relevant Taxing Jurisdiction in a timely manner such properly completed Forms (as defined below) as are required or permitted to be so delivered or filed by such Holder to avoid or reduce such taxes (including for such purpose any refilings or resubmissions or renewals of filings or submissions that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not result in any confidential and proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, and provided further that such Holder shall be deemed to have satisfied the requirements of this clause (b)(iv) upon the proper completion and submission of such Forms (including refiling or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such Holder of such written request;

(v)    any taxes imposed pursuant to FATCA; or

(vi)    any combination of clauses (i) through (v) above;

provided further that in no event shall a Guarantor be obligated to pay such additional amounts to any Holder (i) not resident in the United States of America in excess of the amounts that the Guarantor would be obligated to pay if such Holder had been a resident of the United States of America for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant tax and the Guarantor shall have given timely notice of such law or interpretation to such Holder.

(c)    By acceptance of any Note, the Holder agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver in a timely manner to or as reasonably directed by the Company all such forms, certificates, documents, declarations, identification and returns (collectively, “Forms”) required or permitted to be filed or submitted by or on behalf of such Holder in order to avoid or reduce any such tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or to claim the benefit of an applicable tax treaty or (y) provide the Company with such information with respect to such Holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 6(c) shall require any Holder to provide information with respect to any such Form or otherwise if such Form or disclosure of information would involve the disclosure of confidential and proprietary income tax return information of such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

to the Company or mailed to the appropriate taxing authority (which in the case of a United Kingdom HM Revenue and Customs Form US-Company 2002 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with the instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company; provided, further, that this Agreement shall be deemed to be such written request of the Company.

(d)    On or before the date of the Closing, the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the United Kingdom pursuant to Section 7(b)(ii), if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any such Form and English translation then required.

(e)    If a Guarantor pays an additional amount under this Section 7 to or for the account of any Holder and such Holder is entitled to a refund of the tax to which such payment is attributable upon the making of a filing, then such Holder shall use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor. If such Holder in its reasonable discretion determines that it has received or been granted a refund of such taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Guarantor such amount as such Holder shall, in its reasonable discretion, determine to be attributable to the relevant taxes or deduction or withholding. Nothing in this Section 7(e) shall (i) interfere with the right of the Holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it or (ii) oblige any Holder of any Note to disclose any confidential and proprietary income tax return information of such Holder.

(f)    The Company will furnish the Holders, promptly and in any event within 60 days after the date of any payment by any Guarantor of any tax in respect of any amounts paid under this Guaranty, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

(g)    If a Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any tax in respect of which such Guarantor would be required to pay any additional amount under this Section 7, but for any reason does not make such deduction or withholding with the result that a liability in respect of such tax is assessed by the relevant Taxing Jurisdiction directly against the Holder, and such Holder pays such liability, then such Guarantor will promptly reimburse such Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

Guarantor) upon demand by such Holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(h)    [reserved].

(i)    The obligations of the Guarantors under this Section 7 shall survive the payment or transfer of any Note and the provisions of this Section 7 shall also apply to successive transferees of the Notes.

(j)    By acceptance of any Note, the Holder of such Note agrees that such Holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (i) in the case of any such Holder that is a United States person for federal income tax purposes, such Holder’s United States tax identification number or other properly completed Forms (including Internal Revenue Service Form W-9) reasonably requested by the Company as may be necessary or appropriate to establish such Holder’s status as a United States person for U.S. federal income tax purposes and (ii) in the case of any such Holder that is not a United States person for U.S. federal income tax purposes, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such other documentation or properly completed Forms (including an appropriate Internal Revenue Service Form W-8, as applicable) as may be necessary or appropriate for the Company or such other Person (x) to comply with its obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA, (y) to determine the amount (if any) to deduct and withhold from any such payment made to such Holder or (z) to establish such Holder’s status as not a United States person for U.S. Federal income tax purposes. Nothing in this Section 7 shall require any Holder to provide information with respect to any Form or otherwise if such information is confidential or proprietary to such Holder (in which case, for the absence of doubt, no payment of additional amounts under this Section 7 shall be required to the extent the relevant tax would not have been imposed, or would have been imposed at a reduced rate, had the Holder provided such information in a timely and proper manner) unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential (subject to any disclosure requirements required pursuant to FATCA).

(k)    HMRC DT Treaty Passport Scheme. Any Purchaser (or Holder) who holds a passport under the HMRC DT Treaty Passport Scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect by providing its scheme reference number and its jurisdiction of tax residence as follows: (a) in the case of each Purchaser, providing such information in Schedule A at the date hereof in the Note Purchase Agreement or in a Supplemental Note Purchase Agreement, and (b) in the case of any transferee of a Note, providing such information in the materials provided by the Holder to the Company in writing at the time of transfer.

Where a Purchaser (or transferee of a Note) has provided its HMRC DT Treaty Passport Scheme reference number and jurisdiction of tax residence in Schedule A at the date hereof in the Note Purchase Agreement or in a Supplemental Note Purchase Agreement or in a written notice delivered to the Company prior to the relevant Closing (or in the information provided by

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

the Holder to the Company in writing upon transfer) as provided above, the Company shall file a duly completed form DTTP2 in respect of such Purchaser (or transferee of a Note) with HMRC within 30 days of the date of the relevant Closing (or, in the case of any transferee of a Note, within 30 days of completion of the transfer thereof) and shall provide such Purchaser (or, in the case of any transferee of a Note, such Holder) with a copy of that filing if so requested by such Purchaser or transferee.

(l)    Qualifying Private Placement Certificate. Any Purchaser or other Holder may deliver a QPP Certificate to the Company and provided that such QPP Certificate has not become a withdrawn certificate or a cancelled certificate (within the meaning of regulations 6 and 7 respectively of the Income Tax (Qualifying Private Placement Regulations) 2015 (SI 2015/2002) (the “QPP Regulations”) (unless such withdrawal or cancellation is as a consequence of the failure of the Company to comply with its obligations under regulation 7 of the QPP Regulations other than where regulation 7(4)(b) applies as a consequence of a Purchaser or other Holder of the Note failing to provide accurate information) such Purchaser or Holder shall not be required to file any other Form seeking relief in respect of United Kingdom withholding tax pursuant to the applicable double taxation agreement or to provide its HMRC DT Treaty Passport Scheme reference number (and so be non-compliant with the provisions of this Section 7) unless it has failed to file such Form in accordance with the provisions of this Section 7 within the period of 30 days following it being notified of the QPP Certificate becoming a withdrawn or cancelled certificate and receiving a written request to do so from the Company or its legal counsel.

(m)    Notwithstanding anything to the contrary herein, additional amounts otherwise payable by a Guarantor pursuant to this Section 7 shall be payable only to the extent that the net amount that would otherwise be received by a Holder with respect to a payment by such Guarantor pursuant to this Guaranty, after such Guarantor has deducted or withheld any tax of a Taxing Jurisdiction as required by law, is not more than the net amount such Holder would have received had such payment been made by the Company on the applicable Notes.

SECTION 8.	GOVERNING LAW.

(a)    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE THEREIN.

(b)    Each Guarantor hereby (1) irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Guaranty may be litigated in such courts, and (2) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and (3) consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 11 below or to its agent referred to below at such agent’s address set forth below (with a courtesy copy to such Guarantor at the address set forth in Section 11) and that service so made shall be deemed to be completed upon actual receipt. Each Guarantor hereby irrevocably appoints the Company, as its agent for the purpose of receiving service of any

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

process. In the event the Company (or any successor thereto) shall in accordance with the terms of the Note Purchase Agreement be organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia, each Guarantor agrees it shall irrevocably appoint C T Corporation System, as its agent for the purpose of receiving service of any process within the State of New York. Nothing contained in this section shall affect the right of any Holder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against a Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.

(c)    The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Guaranty, any financing agreement, any loan party document or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 9.	CURRENCY OF PAYMENTS, INDEMNIFICATION.

(a)    Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such Holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. If the amount of Dollars that could be so purchased is more than the amount of Dollars originally due to such holder, then such holder agrees to promptly remit such excess to such Guarantor.

(b)    Any payment on account of an amount that is payable hereunder or under the Notes in Euros which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of Euros which such Holder could purchase

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such Holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. If the amount of Euros that could be so purchased is more than the amount of Euros originally due to such holder, then such holder agrees to promptly remit such excess to such Guarantor.

(c)    Any payment on account of an amount that is payable hereunder or under the Notes in Sterling which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of Sterling which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Sterling that could be so purchased is less than the amount of Sterling originally due to such Holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.    If the amount of Sterling that could be so purchased is more than the amount of Sterling originally due to such holder, then such holder agrees to promptly remit such excess to such Guarantor.

SECTION 10.	AMENDMENTS, WAIVERS AND CONSENTS.

(a)    This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders; provided, that without the written consent of all of the Holders, no such waiver, modification, alteration or amendment shall be effective which will reduce the scope of the guaranty set forth in this Guaranty, amend any of the terms or provisions of Section 2 or 6 hereof or amend this Section 10. No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

(b)    The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c)    The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)    Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e)    Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 11.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) electronically (including by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or e-mail) or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1)    if to a Holder listed on Schedule A of the Note Purchase Agreement or such Holder’s nominee, to such Holder or such Holder’s nominee at the address specified for such communications on Schedule A, or at such other address as such Holder or such Holder’s nominee shall have specified to any Guarantor or the Company in writing,

(2)    if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

(3)    if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of Corporate Treasurer, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received. Notices and other communications sent electronically shall be deemed received on the day such notices or other communications are sent unless such notice or other communication is not sent during the normal business hours of the recipient, in which case such notice or communication shall be deemed to have been sent at the opening of business on the next business day.

SECTION 12.	MISCELLANEOUS.

(a)    No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)    The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)    If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

(f)    This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 13.	RELEASE.

Notwithstanding anything that may be contained herein to the contrary, the Holders agree that, in accordance with, and pursuant to the requirements of, Section 2.2(e) of the Note Purchase Agreement, this Guaranty shall be automatically released and discharged without the necessity of further action on the part of the Holders if, and to the extent, (a) the corresponding guaranty given pursuant to the terms of each Material Credit Facility is released and discharged, (b) such Guarantor is no longer, if applicable, a borrower or issuer under any Material Credit Facility and (c) no Default or Event of Default shall have occurred and then be continuing or result therefrom (or should any Default or Event of Default then exist or result, at such later time as any such Default or Event of Default shall cease to exist or result therefrom); provided that in the event the Guarantor shall again become obligated under or with respect to the previously discharged Guaranty or Material Credit Facility pursuant to the terms and provisions of the Note Purchase Agreement, then the obligations of such Guarantor under this Guaranty shall be reinstated and any release thereof previously given shall be deemed null and void, and such Guaranty shall again benefit the Holders on an equal and pro rata basis. Any release by the Holders shall be deemed to have occurred concurrently with the release and discharge under the Material Credit Facilities. The Company shall promptly notify the Holders of any release of an Affiliate Guaranty pursuant to this Section 13 and shall deliver evidence of any release or discharge of a guaranty or Lien in customary form.

[Intentionally Blank]

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

IN WITNESS WHEREOF, the undersigned has caused this Affiliate Guaranty to be duly executed by an authorized representative as of the date hereof.

AMERICAN STERILIZER COMPANY
INTEGRATED MEDICAL SYSTEMS INTERNATIONAL, INC.
ISOMEDIX INC.
ISOMEDIX OPERATIONS INC.
SOLAR NEW US HOLDING CO, LLC
SOLAR NEW US PARENT CO, LLC
SOLAR US ACQUISITION CO, LLC
STERIS BARRIER PRODUCTS SOLUTIONS, INC.
STERIS EUROPE, INC.
STERIS INC.
UNITED STATES ENDOSCOPY GROUP, INC.

By:
Name:	Michael J. Tokich
Title:	President

STERIS CORPORATION

By:
Name:	Michael J. Tokich
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Affiliate Guaranty]

SYNERGY HEALTH LIMITED

By:
Name:	Jonathan Turner
Title:	Secretary

SYNERGY HEALTH HOLDINGS LIMITED
SYNERGY HEALTH STERILISATION UK LIMITED
SYNERGY HEALTH (UK) LIMITED
SYNERGY HEALTH INVESTMENTS LIMITED
SYNERGY HEALTH US HOLDINGS LIMITED

By:
Name:	Jonathan Turner
Title:	Director

[Signature Page to Affiliate Guaranty]

ACCEPTED AND AGREED:

STERIS plc

By:
Name:	Michael J. Tokich
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Affiliate Guaranty]

GUARANTY SUPPLEMENT

To the Holders of the Series A Notes, (each, as

  hereinafter defined) of STERIS plc (the

  “Company”)

Ladies and Gentlemen:

WHEREAS, in order to obtain funds for the purposes set forth in Schedule 5.14 to the Note Purchase Agreement, the Company entered into that certain Note Purchase Agreement dated as of January 23, 2017 (the “Note Purchase Agreement”) between the Company and each of the Purchasers as defined therein providing for, inter alia, the issue and sale by the Company of (a) $50,000,000 aggregate principal amount of its 3.93% Senior Notes, Series A-1, due February 27, 2027 (the “Series A-1 Notes”); (b) €60,000,000 aggregate principal amount of its 1.86% Senior Notes, Series A-2, due February 27, 2027 (the “Series A-2 Notes”); (c) $45,000,000 aggregate principal amount of its 4.03% Senior Notes, Series A-3, due February 27, 2029 (the “Series A-3 Notes”); (d) €20,000,000 aggregate principal amount of its 2.04% Senior Notes, Series A-4, due February 27, 2029 (the “Series A-4 Notes”); (e) £45,000,000 aggregate principal amount of its 3.04% Senior Notes, Series A-5, due February 27, 2029 (the “Series A-5 Notes”); (f) €19,000,000 aggregate principal amount of its 2.30% Senior Notes, Series A-6, due February 27, 2032 (the “Series A-6 Notes”); and (g) £30,000,000 aggregate principal amount of its 3.17% Senior Notes, Series A-7, due February 27, 2032 (the “Series A-7 Notes”; the Series A-1 Notes, the Series A-2 Notes, the Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes, the Series A-6 Notes and the Series A-7 Notes are hereinafter referred to as the “Series A Notes”; and together with any Supplemental Notes issued pursuant to Section 1.2 of the Note Purchase Agreement, the “Notes”). Each Holder of a Note shall be referred to as a “Holder”.

WHEREAS, as a condition precedent to the entering into the Note Purchase Agreement by the Purchasers, the Purchasers required that certain affiliates of the Company enter into an Affiliate Guaranty as security for the Notes (the “Guaranty”).

Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned,                     , a                      organized under the laws of                      (the “Additional Guarantor”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected                      of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the

EXHIBIT 2.2(A)

(to Note Purchase Agreement)

Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

[The Additional Guarantor hereby irrevocably appoints [C T Corporation System], as its agent for the purpose of receiving service of any process within the State of New York.] [THE FOREGOING TO BE ADDED ONLY IF EACH OF THE ADDITIONAL GUARANTORS AND THE COMPANY IS A FOREIGN GUARANTOR]

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

EXHIBIT 2.2

(to Note Purchase Agreement)

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:             ,         .

[NAME OF ADDITIONAL GUARANTOR]

By:
Its

ACCEPTED AND AGREED:

STERIS plc

By:
Name:
Title:

EXHIBIT 2.2

(to Note Purchase Agreement)

FORM OF SUPPLEMENTAL NOTE PURCHASE AGREEMENT

STERIS plc

5960 HEISLEY ROAD

MENTOR, OHIO 44060-1834

As of             ,

To Each of the Purchasers

Named in the Supplemental

Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement, dated as of January 23, 2017 between the Company and each of the Initial Purchasers named in Schedule A attached thereto (as from time to time amended, amended and restated or supplemented, the “Agreement”). Terms used but not defined herein shall have the respective meanings set forth in the Agreement.

As contemplated in Section 2.3 of the Agreement, the Company agrees with each Purchaser as follows:

A.    Subsequent Series of Notes. The Company has authorized and will create a Subsequent Series of Notes to be called the “Series      Notes.” Said Series      Notes will be dated the date of issue; will bear interest (computed on the basis of a 360-day year of twelve 30-day months) from such date at the rate of     % per annum, payable semiannually in arrears on the      day of each          and         in each year (commencing             ,         ) until the principal amount thereof shall become due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the date due for payment, whether by acceleration or otherwise, until paid; will be expressed to mature on             ,     ; and will be substantially in the form attached to the Agreement as Exhibit 1.5 with the appropriate insertions to reflect the terms and provisions set forth above.

B.    Purchase and Sale of Series      Notes. The Company hereby agrees to sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto (collectively, the “Series      Purchasers”) and, subject to the terms and conditions in the Agreement and herein set forth, each Series      Purchaser agrees to purchase from the Company the aggregate principal amount of the Series      Notes set opposite each Series      Purchaser’s name in the Supplemental Purchaser Schedule at 100% of the aggregate principal amount. The sale of the Series      Notes shall take place at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing the (“Series      Closing”) on             ,         , or such other date as shall be agreed upon by the Company and each Series     Purchaser. At the Series      Closing the Company will deliver to each

EXHIBIT 2.3

(to Note Purchase Agreement)

Series      Purchaser one or more Series      Notes registered in such Series      Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Series      Notes to be purchased by said Series      Purchaser and in the denomination or denominations specified with respect to such Series      Purchaser in the Supplemental Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of the Series      Closing (the “Series      Closing Date”) (as specified in a notice to each Series      Purchaser at least three Business Days prior to the Series      Closing Date).

C.    Conditions of Series      Closing. The obligation of each Series      Purchaser to purchase and pay for the Series      Notes to be purchased by such purchaser hereunder on the Series      Closing Date is subject to the satisfaction, on or before such Series      Closing Date, of the conditions set forth in Section 4 of the Agreement, and to the following additional conditions:

(a)    Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Agreement shall be correct as of the Series      Closing Date and the Company shall have delivered to each Series      Purchaser an Officer’s Certificate, dated the Series      Closing Date certifying that such condition has been fulfilled.

(b)    Each Guarantor shall have confirmed in writing that the Series      Notes shall be guaranteed by the Affiliate Guaranty.

(c)    Contemporaneously with the Series      Closing, the Company shall sell to each Series      Purchaser, and each Series      Purchaser shall purchase, the Series      Notes to be purchased by such Series      Purchaser at the Series      Closing as specified in the Supplemental Purchaser Schedule.

D.    Prepayments. The Series      Notes shall be subject to prepayment only (a) pursuant to the required prepayments, if any, specified in clause (x) below; and (b) pursuant to the optional prepayments permitted by Section 8.2 of the Agreement.

(x)    Required Prepayments; Maturity

[to be determined]

(y)    Optional and Contingent Prepayments. As provided in Section 8.2 of the Agreement.

E.    Purchaser Representations. Each Series      Purchaser represents and warrants that the representations and warranties set forth in Section 6.1 and 6.2 of the Agreement are true and correct on the date hereof with respect to the purchase of the Series      Notes by such Series      Purchaser.

E-2.3-2

F.    Series      Notes Issued under and Pursuant to Agreement. Except as specifically provided above, the Series      Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

E-2.3-3

The execution hereof by the Series      Purchasers shall constitute a contract among the Company and the Series      Purchasers for the uses and purposes hereinabove set forth. By their acceptance hereof, each of the Series      Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement, as in effect on the date hereof.

STERIS PLC

By:
Its

Accepted as of

[VARIATION]

By:
Its

E-2.3-4

INFORMATION RELATING TO SERIES      PURCHASERS

NAME AND ADDRESS OF SERIES PURCHASER	PRINCIPAL AMOUNT OF SERIES NOTES TO BE PURCHASED
[NAME OF SERIES PURCHASER]	$

(1)	All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All other communications:

SCHEDULE A

(to Supplement)

EXHIBIT A

SUPPLEMENTAL REPRESENTATIONS

The Company represents and warrants to each Series      Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Agreement is true and correct as of the date hereof with respect to the Series      Notes with the same force and effect as if each reference to “Series      Notes” set forth therein was modified to refer the “Series      Notes” and each reference to “this Agreement” therein was modified to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement. The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

EXHIBIT A

(to Supplement)

FORM OF QPP CERTIFICATE

To:	STERIS PLC as the Company
From:	[Name of holder of the Note(s)]
Dated:

STERIS PLC – NOTE PURCHASE AGREEMENT

dated January 23, 2017 (the “Agreement”)

1.    We refer to the Agreement. This is a QPP Certificate. Terms defined in the Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.

2.    We confirm that:

(a)    we are beneficially entitled to all interest payable to us as holder of the Note(s);

(b)    we are a resident of a qualifying territory; and

(c)    we are beneficially entitled to the interest which is payable to us on the Note(s) for genuine commercial reasons and not as part of a tax advantage scheme.

These confirmations together form a creditor certificate.

3.    In this QPP Certificate the terms “resident,” “qualifying territory,” “scheme,” “tax advantage scheme” and “creditor certificate” have the meaning given to them in the QPP Regulations.

4.    We undertake as soon as practicable after becoming aware that any of the confirmations given above is or has become inaccurate or has ceased to apply to notify you of the same.

[Name of holder of the Note(s)]

By:

[This QPP Certificate is required where a holder of Notes is a person eligible for the UK withholding tax exemption for qualifying private placements; a separate QPP Certificate should be provided by each such holder.]

EXHIBIT QPP

(to Note Purchase Agreement)